                                                                  EXECUTION COPY

                                                                    EXHBIIT 10.2

                         RECEIVABLES PURCHASE AGREEMENT

                             DATED AS OF MAY 6, 2003

                                      AMONG

                          POLYONE FUNDING CORPORATION,

                                 AS THE SELLER,

                              POLYONE CORPORATION,

                                AS THE SERVICER,

            THE BANKS AND OTHER FINANCIAL INSTITUTIONS PARTY HERETO,

                                 AS PURCHASERS,

                               CITICORP USA, INC.,

                                  AS THE AGENT,

                                       AND

                     NATIONAL CITY COMMERCIAL FINANCE, INC.,

                            AS THE SYNDICATION AGENT

                                TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE I DEFINITIONS ....................................................................................      1

         Section 1.01.   Certain Defined Terms ...........................................................      1

         Section 1.02.   Other Terms .....................................................................     22

         Section 1.03.   Computation of Time Periods .....................................................     22

ARTICLE II AMOUNTS AND TERMS OF THE PURCHASES ............................................................     22

         Section 2.01.   Commitment ......................................................................     22

         Section 2.02.   Making Purchases ................................................................     22

         Section 2.03.   Swing Purchases .................................................................     24

         Section 2.04.   Letters of Credit ...............................................................     25

         Section 2.05.   Termination or Reduction of the Commitments .....................................     29

         Section 2.06.   Receivable Interest .............................................................     29

         Section 2.07.   Non-Liquidation Settlement Procedures ...........................................     30

         Section 2.08.   Liquidation Settlement Procedures ...............................................     30

         Section 2.09.   General Settlement Procedures ...................................................     31

         Section 2.10.   Payments and Computations, Etc ..................................................     32

         Section 2.11.   Yield and Fees ..................................................................     33

         Section 2.12.   Special Provisions Governing Capital Investments at
                             the Citicorp LIBO Rate ......................................................     34

         Section 2.13.   Increased Capital ...............................................................     35

         Section 2.14.   Taxes ...........................................................................     36

         Section 2.15.   Sharing of Payments, Etc ........................................................     37

         Section 2.16.   Conversion/Continuation Option ..................................................     38

ARTICLE III CONDITIONS OF PURCHASES ......................................................................     38

         Section 3.01.   Conditions Precedent to the Effectiveness of this Agreement .....................     38

         Section 3.02.   Conditions Precedent to All Purchases, Reinvestments and Letters of Credit ......     41

ARTICLE IV REPRESENTATIONS AND WARRANTIES ................................................................     42

         Section 4.01.   Representations and Warranties of the Seller ....................................     42

         Section 4.02.   Representations and Warranties of the Servicer ..................................     45

ARTICLE V GENERAL COVENANTS OF THE SELLER AND THE SERVICER ...............................................     46

         Section 5.01.   Affirmative Covenants of the Seller .............................................     46

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                              PAGE
         Section 5.02.   Reporting Requirements of the Seller ............................................     49

         Section 5.03.   Negative Covenants of the Seller ................................................     50

         Section 5.04.   Affirmative Covenants of the Servicer ...........................................     52

         Section 5.05.   Reporting Requirements of the Servicer ..........................................     54

         Section 5.06.   Negative Covenants of the Servicer ..............................................     55

         Section 5.07.   Affirmative Financial Covenants of the Servicer .................................     56

         Section 5.08.   Negative Financial Covenants of the Servicer ....................................     57

ARTICLE VI ADMINISTRATION AND COLLECTION .................................................................     58

         Section 6.01.   Designation of Servicer .........................................................     58

         Section 6.02.   Duties of Servicer ..............................................................     58

         Section 6.03.   Rights of the Agent .............................................................     59

         Section 6.04.   Responsibilities of the Seller ..................................................     60

         Section 6.05.   Further Action Evidencing Purchases .............................................     60

ARTICLE VII EVENTS OF TERMINATION ........................................................................     61

         Section 7.01.   Events of Termination ...........................................................     61

         Section 7.02.   Actions in Respect of Letters of Credit .........................................     62

ARTICLE VIII THE AGENT ...................................................................................     62

         Section 8.01.   Authorization and Action ........................................................     63

         Section 8.02.   Agent's Reliance, Etc ...........................................................     63

         Section 8.03.   Citicorp and Affiliates .........................................................     63

         Section 8.04.   Purchase Decisions ..............................................................     64

         Section 8.05.   Indemnification .................................................................     64

         Section 8.06.   Posting of Approved Electronic Communications ...................................     64

ARTICLE IX ASSIGNMENT OF RECEIVABLE INTERESTS ............................................................     65

         Section 9.01.   Purchaser's Assignment of Rights and Obligations ................................     65

ARTICLE X INDEMNIFICATION ................................................................................     67

         Section 10.01.  Indemnities .....................................................................     67

ARTICLE XI MISCELLANEOUS .................................................................................     69

         Section 11.01.  Amendments, Etc .................................................................     69

         Section 11.02.  Notices, Etc ....................................................................     71

         Section 11.03.  Binding Effect; Assignability ...................................................     71

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                              PAGE
         Section 11.04.  Costs and Expenses ..............................................................     71

         Section 11.05.  Confidentiality .................................................................     71

         Section 11.06.  Governing Law ...................................................................     72

         Section 11.07.  Jurisdiction, Etc ...............................................................     72

         Section 11.08.  Execution in Counterparts .......................................................     73

         Section 11.09.  Intent of the Parties ...........................................................     73

         Section 11.10.  Entire Agreement ................................................................     73

         Section 11.11.  Severability of Provisions ......................................................     74

         Section 11.12.  No Liability of Syndication Agent ...............................................     74

         Section 11.13.  Waiver of Jury Trial ............................................................     74

                                    EXHIBITS

EXHIBIT A      Form of Assignment and Acceptance

EXHIBIT B-1    Form of Seller Report

EXHIBIT B-2    Form of Receivables Report

EXHIBIT C      Form of Lock-Box Agreement

EXHIBIT D      Form of Receivables Sale Agreement

EXHIBIT E      Form of Consent and Agreement

EXHIBIT F      Form of Notice of Purchase

EXHIBIT G      Form of Swing Purchase Request

EXHIBIT H      Form of Letter of Credit Request

EXHIBIT I      Form of Notice of Conversion or Continuation

EXHIBIT J-L    Form of Opinion of Thompson Hine LLP, Counsel to the Seller and
               each Originator

EXHIBIT J-2    Form of Opinion of Internal Counsel to the Seller and each
               Originator

EXHIBIT J-3    Form of Opinion of Thompson Hine LLP, Counsel to the Seller and
               each Originator ("true sale" and non-substantive consolidation opinion)

EXHIBIT K      Form of Parent Undertaking

                                    SCHEDULES

SCHEDULE I     Lock-Box Banks and Lock-Box Accounts

SCHEDULE II    Credit and Collection Policy

SCHEDULE III Jurisdiction of Incorporation, Organizational Identification Number and Location of the Seller's Principal Place of Business, Chief Executive Office and Office Where Records are Kept

SCHEDULE IV    Forms of Invoices

SCHEDULE V     Changes in Financial Conditions or Operations

                         RECEIVABLES PURCHASE AGREEMENT

      RECEIVABLES PURCHASE AGREEMENT dated as of May 6, 2003 (this "Agreement") among POLYONE FUNDING CORPORATION, a Delaware corporation (the "Seller"), POLYONE CORPORATION, an Ohio corporation ("PolyOne"), as the Servicer (as hereinafter defined), the banks and other financial institutions listed on the signature pages hereof as the Initial Purchasers (the "Initial Purchasers"), CITICORP USA, INC., a Delaware corporation ("Citicorp"), as administrative agent (the "Agent") for the Purchasers and the other Owners (as hereinafter defined), CITIBANK, N.A., a national association ("CNA"), as issuing bank (the "Issuing Bank"), and NATIONAL CITY COMMERCIAL FINANCE, INC., an Ohio corporation ("NCCF"), as the syndication agent (the "Syndication Agent").

                             PRELIMINARY STATEMENTS:

      (1) The Seller will from time to time purchase or otherwise acquire from the Originators Pool Receivables in which the Seller intends to sell interests referred to herein as Receivable Interests.

      (2) The Purchasers may at any time and from time to time purchase Receivable Interests from the Seller.

      (3) In consideration of the reinvestment in Pool Receivables of daily Collections (other than with regard to accrued Yield and any fees) attributable to a Receivable Interest, the Seller will sell to each Owner of such Receivable Interest additional interests in the Pool Receivables as part of such Receivable Interest until such reinvestment is terminated.

      (4) PolyOne has been requested and is willing to act as the Servicer.

      (5) Citicorp has been requested and is willing to act as the Agent.

      (6) The Issuing Bank has been requested and is willing to make available to the Seller a letter of credit sub-facility upon the terms and subject to the conditions set forth herein.

      (7) NCCF has been requested and is willing to act as the Syndication
Agent.

      (8) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

      NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. CERTAIN DEFINED TERMS.

      As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Adjusted EBITDA" means, with respect to any Person, EBITDA of such Person and its Subsidiaries plus any net cash received from Equity Affiliates, minus any net cash paid to Equity Affiliates, minus any income from Equity Affiliates plus any income to Equity Affiliates.

      "Adjusted LIBO Rate" means, with respect to any Yield Period for any Capital Investment, an interest rate per annum equal to the rate per annum obtained by dividing (a) the LIBO Rate by (b) a percentage equal to (i) 100% minus (ii) the reserve percentage applicable 2 Business Days before the first day of such Yield Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the LIBO Rate is determined) having a term equal to such Yield Period.

      "Adverse Claim" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Debt or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a capital lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Adverse Claim relates as debtor.

      "Affiliate" means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

      "Agent's Account" means the Deposit Account of the Agent (account number 30537802, ABA 021000089, Reference: CUSA f/a/o PolyOne Concentration) maintained with CNA at its office at 399 Park Avenue, New York, New York 10043, Attention:
Hien Nugent, or such other account as the Agent shall specify in writing to the Seller, the Servicer and the Purchasers.

      "Agent's Fee" means those agency fees set forth in the fee letter dated as of March 13, 2003 between PolyOne Corporation and Citicorp USA, Inc., as the same may be amended from time to time.

      "Alternate Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

            (a) the rate of interest announced publicly by CNA in New York, New York, from time to time, as CNA's base rate (or equivalent rate otherwise named);

            (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum, (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by CNA on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by CNA from 3 New York certificate of deposit dealers of recognized standing selected by CNA, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for CNA in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three-week period of the maximum annual assessment rates estimated by CNA for determining the then current annual assessment payable by CNA to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

            (c) 0.5% per annum plus the Federal Funds Rate.

      "Applicable L/C Margin" means (a) for the initial period commencing on the Closing Date and ending on the first day of the month immediately following the month in which the Servicer delivers PolyOne's financial statements for the Fiscal Year ending December 2003 in accordance with Section 5.05(c), 2.75% per annum, and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Average Monthly Excess Availability (determined on the last day of the most recently concluded calendar month):

                 AVERAGE MONTHLY EXCESS AVAILABILITY                              APPLICABLE L/C MARGIN
                 -----------------------------------                              ---------------------
Greater than $150,000,000                                                                 2.50%

Less than or equal to $150,000,000 and greater than $75,000,000                           2.75%

Less than or equal to $75,000,000                                                         3.00%

provided, however, that upon the occurrence and during the continuance of an Event of Termination, the "Applicable L/C Margin" shall be the sum of the highest rate set forth in the table above plus 2.00% per annum. Changes in the Applicable L/C Margin resulting from a change in the Average Monthly Excess Availability for any month shall become effective as to all Issuances on the first day of the next consecutive calendar month.

      "Applicable Margin" means (a) for the initial period commencing on the Closing Date and ending on the first day of the month immediately following the month in which the Servicer delivers PolyOne's financial statements for the Fiscal Year ending December 2003 in accordance with Section 5.05(c), in the case of Capital Investments having a Yield determined with reference to the Alternate Base Rate, 2.00% per annum and, in the case of Capital Investments having a Yield determined with reference to the Adjusted LIBO Rate, 3.00% per annum; and
(b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Average Monthly Excess Availability (determined on the last day of the most recently concluded calendar month):

              AVERAGE MONTHLY EXCESS AVAILABILITY                  ALTERNATE BASE RATE        ADJUSTED LIBO RATE
              -----------------------------------                  -------------------        ------------------
Greater than $150,000,000                                                 1.75%                      2.75%

Less than or equal to $150,000,000 and greater than $75,000,000           2.00%                      3.00%

Less than or equal to $75,000,000                                         2.25%                      3.25%

provided, however, that upon the occurrence and during the continuance of an Event of Termination, the "Applicable Margin" shall be the sum of the highest rate set forth in the table above (as may be converted pursuant to Section 2.16) plus 2.00% per annum. Changes in the Applicable Margin resulting from a change in the Average Monthly Excess Availability for any month shall become effective as to all Capital Investments on the first day of the next consecutive calendar month.

      "Applicable Reserve" means, at any date, an amount equal to (NRPB x RP) plus such reserves as mutually agreed upon, with adjustments effective upon at least three Business Days' notice by the Agent, where:

      NRPB = the Net Receivables Pool Balance at the close of business of the Servicer on such date.

      RP = the Reserve Percentage at the close of business of the Servicer on such date.

      "Approved Electronic Communications" means each notice, demand, communication, information, document and other material that the Seller or Servicer is obligated to, or otherwise chooses to, provide to the Agent pursuant to any Transaction Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that "Approved Electronic Communication" shall exclude (x) any Notice of Purchase, Letter of Credit Request, Swing Purchase Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Purchase, (ii) any notice relating to the payment due under any Transaction Document prior to the scheduled date therefor, (iii) any notice of any Potential Event of Termination or Event of Termination and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or Section 2.04(a) or any other condition to any Purchase or extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

      "Approved Electronic Platform" has the meaning specified in Section 8.06.

      "Assignee" means in the case of any assignment of any rights and obligations pursuant to Section 9.01, any Eligible Assignee as the assignee of such rights and obligations.

      "Assignment and Acceptance" means an assignment and acceptance, in substantially the form of Exhibit A hereto, entered into by any Purchaser and an Assignee pursuant to Section 9.01

      "Available Capital" means, at any time, (a) the lesser of (i) the then effective Total Commitments and (ii) the Net Receivables Pool Balance at such time, minus (b) the sum of (i) the Capital at such time, (ii) the Letter of Credit Undrawn Amounts and (iii) any Applicable Reserve in effect at such time.

      "Average Monthly Excess Availability" means, for any calendar month, the average daily Receivables Excess Availability for such calendar month.

      "Business Day" means any day (other than a Saturday or Sunday) on which
(i) banks are not authorized or required to close in New York, New York or the State of Ohio and (ii) if the term "Business Day" is used in connection with the Adjusted LIBO Rate, dealings in United States dollars are carried on in the London interbank market.

      "Capital" means, at any time, the sum of all Capital Investments outstanding at such time.

      "Capital Expenditures" means, with respect to any Person, expenditures (whether paid in cash or other consideration or accrued as a liability) for fixed or capital assets (excluding any capitalized interest and any such asset acquired in connection with normal replacement and maintenance programs to the extent properly charged to current operations and excluding any replacement assets to the extent acquired with the proceeds of insurance) made by such Person, all as determined in accordance with GAAP.

      "Capital Investment" means (a) in respect of any Receivable Interest, the original amount paid to the Seller for such Receivable Interest at the time of its acquisition by the Purchasers, or the Swing Purchaser, as the case may be, pursuant to Sections 2.01, 2.02, 2.03 or 2.04, reduced from time to time by Collections received and distributed on account of such Capital pursuant to
Section 2.07 or 2.08; provided, however, that if such Capital Investment of such Receivable Interest shall have been reduced by any distribution of any portion of Collections and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Capital Investment of such Receivable Interest shall be increased by the amount of such distribution, all as though such distribution had not been made; and (b) any Reimbursement Obligation (solely to the extent not included in clause (a) of this definition).

      "Cash Management Obligation" means, as applied to the Seller, any direct or indirect liability, contingent or otherwise, of the Seller in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided after the date hereof (regardless of whether these or similar services were provided prior to the date hereof by the Administrative Agent, any Lender or any Affiliate or any of them) by the Administrative Agent in connection with this Agreement or any Transaction Document, including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith.

      "Change of Control" means the occurrence of any of the following: (a) any Person or 2 or more Persons acting in concert, other than a trustee or other fiduciary holding securities under an employee benefit plan of PolyOne or a corporation owned, directly or indirectly, by PolyOne or by the stockholders of PolyOne in substantially the same proportions as their ownership of stock of PolyOne (e.g., a holding company reorganization), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of PolyOne (or other securities convertible into such Voting Interests of PolyOne) representing 25% or more of the combined voting power of all Voting Interests of PolyOne; or (b) any Person or 2 or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of PolyOne; or (c) PolyOne, or a corporation owned, directly or indirectly, by the stockholders of PolyOne in substantially the same proportions as their ownership of stock of PolyOne, shall cease to own, directly or indirectly, 100% of the Equity Interests in the Seller, PolyOne or any other Originator unless, in the case of such other Originator, such Originator is, upon at least 5 Business Days' prior written notice to the Agent, sold by PolyOne and thereupon ceases to be an Originator hereunder without causing an Event of Termination or a Potential Event of Termination to occur, or (d) any "Change of Control" under and as defined in the Senior Note Indenture or any Event of Default pursuant to Section 6.01(h) of the Revolving Credit Agreement.

      "Citicorp" has the meaning assigned to that term in the recital of parties hereto.

      "Citicorp Base Rate" for any period for any Capital Investment, an interest rate per annum equal to the sum of (a) the Alternate Base Rate in effect from time to time plus (b) the Applicable Margin.

      "Citicorp LIBO Rate" for any Yield Period for any Capital Investment, an interest rate per annum equal to the sum of (a) the Adjusted LIBO Rate for such Yield Period plus (b) the Applicable Margin.

      "Citicorp Rate" means (a) for any Capital Investment (other than Swing Purchases and Reimbursement Obligations), at the Seller's election upon written notice to the Agent, given not later than 11:00 A.M. (New York City time) on the third Business Day prior (in the case of the Citicorp LIBO Rate) or the Business Day prior (in the case of the Citicorp Base Rate), either the Citicorp LIBO Rate or the Citicorp Base Rate, and (b) for any Capital Investment that is a Swing Purchase, for any Reimbursement Obligation, and for each other obligation hereunder, the Citicorp Base Rate.

      "Closing Date" means May 6, 2003.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collections" means, with respect to any Pool Receivable, all cash collections and other cash proceeds of such Pool Receivable, including, without limitation, (i) all cash proceeds of the Related Security with respect to such Pool Receivable and (ii) any Collections of such Pool Receivable deemed to have been received, and actually paid, pursuant to Section 2.09(a).

      "Commitment" means (i) in respect of each Initial Purchaser, the commitment of such Purchaser to make Purchases and acquire other Capital Investments in the aggregate principal amount set forth as the "Commitment" under the name of such Initial Purchaser on the signature pages hereto and (ii) in respect of each other Purchaser that became a Purchaser by entering into an Assignment and Acceptance, the amount set forth as the "Commitment" for such Purchaser in the Register maintained by the Agent pursuant to Section 9.01(c), in the case of clauses (i) and (ii) as such amount may be reduced from time to time as the result of any assignment of any Commitment or any portion thereof pursuant to Section 9.01 or as such amount may be reduced from time to time pursuant to Section 2.05.

      "Commitment Termination Date" means the third anniversary of the Closing Date.

      "Consent and Agreement" means a consent and agreement dated May 6, 2003, in substantially the form of Exhibit E hereto, with respect to the Receivables Sale Agreement, duly executed by the Seller and each Originator.

      "Consolidated" means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

      "Consolidated Interest Expense" means, with respect to the Servicer for any period, (a) cash interest expense of the Servicer and its Subsidiaries determined on a Consolidated basis in accordance with GAAP together with the cash interest expense of the Seller (including, but not limited to, Yield payable hereunder) determined in accordance with GAAP including, in any event, interest capitalized during such period and net costs under all interest rate swap, cap, collar or similar agreements and interest rate insurance for such period minus (b) Consolidated net gains of the Servicer, its Subsidiaries and the Seller under all interest rate swap, cap, collar or similar agreements and interest rate insurance for such period and minus (c) any interest income of the Seller plus the Consolidated interest income of the Servicer and its Subsidiaries for such period.

      "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a Consolidated basis in conformity with GAAP.

      "Contract" means an agreement between any Originator and an Obligor in any written form acceptable to such Originator, or in the case of any open account agreement as evidenced by one of the forms of invoices set forth in Schedule IV hereto or otherwise approved by the Agent from time to time (which approval shall not be unreasonably withheld), pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.

      "Credit and Collection Policy" means those credit and collection policies and practices in effect on the date hereof relating to Contracts and Receivables and described in Schedule II hereto, as modified from time to time in compliance with Section 5.03(c).

      "Debt" means, without duplication, (i) indebtedness for borrowed money,
(ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business that are not outstanding for more than 60 days after first becoming due, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) indebtedness of others secured by liens, and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

      "Deposit Account" has the meaning set forth in Article 9 of the UCC.

      "Designated Obligor" means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon 3 Business Days' notice by the Agent to the Seller given in accordance with the Agent's then current credit guidelines and with the consent or at the request of the Required Purchasers.

      "Documentary Letter of Credit" means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by an Originator in the ordinary course of its business.

      "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included as a deduction in the calculation of such Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any provision for income taxes, (ii) Consolidated Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs, and (iv) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, other than charges representing accruals of future cash expenses minus (c) the sum of, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any credit for income tax, (ii) gains from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, (iv) cash payments for previously reserved charges and
(v) any other non-cash gains which have been added in determining Consolidated Net Income, including any reversal of a charge referred to in clause (b)(iv) above by reason of a decrease in the value of any Stock or Stock Equivalent.

      "Eligible Assignee" means (i) each Initial Purchaser or any of its Affiliates, and (ii) any commercial bank, finance company, insurance company or other financial institution or any other Person, in each case approved by the Agent and the Seller (which approval shall not (x) be unreasonably withheld or delayed or (y) required following an Event of Termination); provided, however, that neither an Originator nor the Seller nor any of their respective Affiliates may be an Eligible Assignee.

      "Eligible Receivable" means each Pool Receivable arising out of the sale of merchandise, goods or services in the ordinary course of business by an Originator to a Person that is not an Affiliate of any Originator; provided, however, that a Pool Receivable shall not be an "Eligible Receivable" if any of the following shall be true:

            (a) any warranty contained in this Agreement or any other Transaction Document with respect to such specific Receivable is not true and correct with respect to such Receivable; or

            (b) the Obligor on such Receivable has disputed liability or made any claim with respect to such Receivable or any other Receivable due from such Obligor to the Seller or any Originator but only to the extent of such dispute or claim; or

            (c) the Obligor in respect of such Receivable or any of its Affiliates is also a supplier to or creditor of the Seller or any Originator unless such supplier or creditor has executed a no-offset letter satisfactory to the Agent, in its sole discretion; provided, however, in the event no such no-offset letter has been executed, such Receivable shall be ineligible pursuant to this clause (c) only to the extent of an amount equal to 150% of the aggregate amount of accounts payable or other Debt owing by the Originators to such Obligor or any of its Affiliates as at such date; or

            (d) the sale represented by such Receivable is to an Obligor located outside the United States, unless the sale is on letter of credit or acceptance terms acceptable to the Agent, in its sole discretion; provided, however, if the Obligor is located in Canada, this clause (d) shall not apply provided the inventory giving rise to the Receivable was shipped from the United States; or

            (e) the sale to such Obligor on such Receivable is on a bill-and-hold, guaranteed sale, sale-and-return, sale-on-approval or consignment basis; or

            (f) such Receivable is subject to an Adverse Claim in favor of any Person other than the Agent; or

            (g) such Receivable is subject to any deduction, offset, counterclaim, return privilege or other conditions other than volume sales discounts given in the ordinary course of the Originators' business; provided, however, such Receivable shall be ineligible pursuant to this clause (g) only to the extent of such deduction, offset, counterclaim, return privilege or other condition; or

            (h) the Obligor on such Receivable is located in any State of the United States requiring the holder of such Receivable, as a precondition to commencing or maintaining any action in the courts of such State either to (i) receive a certificate of authorization to do business in such State or be in good standing in such State or (ii) file a Notice of Business Activities Report with the appropriate office or agency of such State, in each case unless the holder of such Receivable has received such a certificate of authority to do business, is in good standing or, as the case may be, has duly filed such a notice in such State; or

            (i) the Obligor on such Receivable is a Governmental Authority, unless the applicable Originator and the Seller have each assigned its rights to payment of such Receivable to the Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers; or

            (j) 50% or more of the outstanding Receivables of the Obligor are not, or have been determined by the Agent, in accordance with the provisions hereof, not to be, Eligible Receivables; or

            (k) the payment obligation represented by such Receivable is denominated in a currency other than U.S. Dollars; or

            (l) such Receivable is not evidenced by an invoice or other writing in form acceptable to the Agent, in its sole discretion; or

            (m) any Originator, the Seller or any other Person, in order to be entitled to collect such Receivable, is required to deliver any additional goods or merchandise to, perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

            (n) the total Receivables of such Obligor to the Originators (taken as a whole) represent more than 15% (or such lesser percentage with respect to certain Obligors as the Agent may determine in its sole discretion in accordance with its customary criteria) of the Eligible Receivables of the Originators (taken as a whole) at such time, but only to the extent of such excess; or

            (o) such Receivable is more than (i) 60 days past due according to the original terms of sale, or (ii) 91 days past the original invoice date thereof; provided, however, that a Receivable with extended original terms not in excess of 90 days which are acceptable to the Agent, in accordance with its customary criteria, may be an "Eligible Receivable" provided such Receivable is not more than 120 days past the original invoice date thereof; or

            (p) the Obligor on such Receivable has (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors,
      (ii) made an assignment for the benefit of creditors, (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (iv) failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

            (q) consistent with the Credit and Collection Policy, such Receivable should be written off the Seller's or any Originator's books as uncollectible; or

            (r) such Receivable shall not be payable into a Lock-Box Account which is the subject of a Lock-Box Agreement; or

            (s) such Receivable shall not arise under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms; or

            (t) such Receivable, together with the Contract related thereto, shall contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) or with respect to which any party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect; or

            (u) such Receivable shall not (i) satisfy all applicable requirements of the Credit and Collection Policy or (ii) comply with such other reasonable criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to the Seller upon 30 days' notice; or

            (v) such Receivable shall not constitute an "account" within the meaning of Section 9-102(a)(2) of the UCC of the jurisdiction the law of which governs the perfection of the interest created by a Receivable Interest; or

            (w) the Agent, in accordance with its customary criteria, determines, in its sole discretion, that such Receivable might not be paid or is otherwise ineligible.

For the avoidance of doubt, it is acknowledged and agreed that any calculation of ineligibility made pursuant to more than one clause above shall be made without duplication.

      "Equity Affiliate" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of less than 50% of the Voting Interests is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries or Equity Affiliates of such Person and which such Person accounts for in its consolidated financial statements on an equity basis pursuant to GAAP.

      "Equity Interest" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Seller's controlled group, or under common control with the Seller, within the meaning of Section 414 of the Code.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

      "Events of Termination" has the meaning specified in Section 7.01.

      "Existing Program" means the receivables purchasing program established pursuant to the fifth amended and restated receivables purchase and sale agreement dated as of April 10, 2002 by and between PolyOne Funding Corporation, PolyOne Corporation, Corporate Receivables Corporation, CIESCO, L.P. and Citicorp North America, Inc.

      "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, and, with respect to the sale of assets with a book value in excess of $25,000,000, as such sale is reasonably approved by the Board of Directors of the Servicer or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable security at any date, the closing sale price of such security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in securities of such type and selected by the Agent.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter" means the fee letter agreement dated March 13, 2003 among PolyOne, Citicorp and Salomon Smith Barney Inc., as the same may from time to time be amended, supplemented or otherwise modified.

      "Fiscal Period" means a calendar month, a fiscal quarter or a Fiscal Year.

      "Fiscal Year" means each twelve-month period ending on December 31.

      "GAAP" means generally accepted accounting principles in the United States consistently applied, in effect from time to time.

      "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank.

      "Indemnified Amounts" has the meaning specified in Section 10.01.

      "Indemnified Party" means any or all of the Purchasers, the Assignees, the Issuing Bank and the Agent and their respective Affiliates and successors and assigns and their respective officers, directors, managers, managing members, partners and employees.

      "Initial Capital" means, in respect of each Initial Purchaser, the amount set forth as the "Initial Capital" under the name of such Initial Purchaser on the signature pages hereto.

      "Intercreditor Agreement" means the intercreditor agreement dated May 6, 2003 between the Agent, Citicorp USA, Inc, as agent for the lenders under the Revolving Credit Agreement, U.S. Bank Trust National Association, not in its individual capacity but solely as corporate trustee (the "Corporate Trustee") and Angelita Pena, as individual collateral trustee for the lenders under the Revolving Credit Agreement and the other secured holders which intercreditor agreement shall confirm that the Receivables and the Related Security shall be free of any security interest or other interest in favor of the lenders and agent under the Revolving Credit Agreement and shall otherwise be in form an substance satisfactory to the Agent.

      "Interest Coverage Ratio" means, at any date of determination, the ratio of Adjusted EBITDA to Consolidated Interest Expense, in each case for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period.

      "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person.

      "Issue" means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms "Issued" and "Issuance" shall have a corresponding meaning.

      "L/C Fee" has the meaning specified in Section 2.11.

      "L/C Issuance Fee" has the meaning specified in Section 2.11.

      "L/C Issuance Fee Rate" means 0.25% per annum.

      "Letter of Credit" means any letter of credit Issued or deemed Issued pursuant to Section 2.04.

      "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Seller to the Issuing Bank with respect to Letters of Credit, whether or not any such liability is contingent.

      "Letter of Credit Reimbursement Agreement" has the meaning specified in
Section 2.04.

      "Letter of Credit Request" has the meaning specified in Section 2.04.

      "Letter of Credit Sublimit" means $50,000,000.

      "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

      "LIBO Rate" means, with respect to any Yield Period for any Capital Investment made at the Citicorp LIBO Rate, the rate determined by the Agent to be the offered rate for deposits in Dollars for the applicable Yield Period appearing on the MoneyLine Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Yield Period. In the event that such rate does not appear on the MoneyLine Telerate Page 3750 (or otherwise on the MoneyLine screen), the LIBO Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Agent, or, in the absence of such availability the LIBO Rate shall be the rate of interest determined by the Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of CNA in London to major banks in the London interbank market at 11:00 a.m. (London time) 2 Business Days before the first day of such Yield Period in an amount substantially equal to the Capital Investment of CNA for a period equal to such Yield Period.

      "Liquidation Cost" has the meaning set forth in Section 2.12.

      "Liquidation Day" means, for any Receivable Interest, each day which occurs on or after the Termination Date.

      "Lock-Box Account" means a Deposit Account (including, without limitation, any concentration account) maintained at a Lock-Box Bank for the purpose of receiving Collections and subject to a valid Lock-Box Agreement.

      "Lock-Box Agreement" means an agreement, in substantially the form of Exhibit C hereto (with such modifications thereto as consented to by the Agent), between any Originator or the Seller, as the case may be, the Agent, and a Lock-Box Bank.

      "Lock-Box Bank" means any of the banks specified on Schedule I hereof and any other bank specified as a "Lock-Box Bank" in accordance with this Agreement, in each case holding one or more Lock-Box Accounts.

      "Material Adverse Change" means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations, contingent liabilities, material obligations, or properties of the Seller, PolyOne, any Originator, or PolyOne and its Subsidiaries taken as a whole, (b) the collectibility of the Pool Receivables, or the ability of the Servicer (if PolyOne or any of its Affiliates) to collect Pool Receivables, (c) the legality, validity or enforceability of any Transaction Document, (d) the ability of the Seller, the Servicer, PolyOne or any Subsidiaries of PolyOne to perform their respective obligations under the Transaction Documents or (e) the rights and remedies of the Seller, Agent, the Purchasers or the Issuing Bank under the Transaction Documents.

      "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

      "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Seller or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

      "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Seller or any ERISA Affiliate and at least one Person other than the Seller and the ERISA Affiliates or (b) was so maintained and in respect of which the Seller or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

      "Net Receivables Pool Balance" means at any time the Outstanding Balance of the Eligible Receivables in the Receivables Pool as at such time reduced by Unapplied Cash and Credits, volume rebates, credits in past due, offsets and other dilution and such other reductions as the Agent in its sole discretion deems appropriate.

      "Notice of Conversion or Continuation" has the meaning specified in
Section 2.16(a).

      "Notice of Purchase" has the meaning specified in Section 2.02(a).

      "Obligor" means a Person obligated to make payments pursuant to a Contract.

      "Originator" means PolyOne, PolyOne Engineered Films, Inc., a Virginia corporation, and such other of PolyOne's wholly owned Subsidiaries as determined from time to time by PolyOne and consented to in writing by the Agent; provided, however, that any Originator shall cease to be an Originator upon (i) the occurrence of any event set forth in Section 7.01(f) as to such Originator, (ii) PolyOne, one or more direct or indirect wholly-owned Subsidiaries of PolyOne, or a corporation owned directly or indirectly by the stockholders of PolyOne in substantially the same proportions as their ownership of stock of PolyOne ceasing to own, directly or indirectly, 100% of the Equity Interests of such Originator, or (iii) 3 Business Days' notice to such effect by the Agent (with the consent or at the request of the Required Purchasers) to the Seller following the occurrence of any Event of Termination as to such Originator; provided, however, that such Originator shall continue to be an Originator for purposes of all Pool Receivables existing, and in which interests have been created hereunder, prior to the occurrence of any event set forth in clauses (i) through (iii) in the preceding proviso (and all terms and conditions of all Transaction Documents to which such Originator is a party shall remain binding on such Originator generally and specifically with respect to such Pool Receivables until no such Pool Receivables remain outstanding and such Originator shall have satisfied in full all of its obligations under the Transaction Documents).

      "Other Taxes" has the meaning specified in Section 2.14(b).

      "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

      "Owner" means, in respect of each Receivable Interest, upon its purchase by any of the Purchasers or the Swing Purchaser, as the case may be, the purchaser thereof; provided, however, that, upon any assignment thereof pursuant to Article IX, the Assignee thereof shall be an Owner thereof.

      "Parent Undertaking" means the Undertaking Agreement in the form attached hereto as Exhibit K hereto, dated as of May 6, 2003, by PolyOne in favor of the Agent, the Issuing Bank, the Syndication Agent, the Purchasers and the other Owners, as the same may from time to time be amended, supplemented or otherwise modified with the prior written consent of the Agent.

      "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

      "Plan" means a Single Employer Plan or a Multiple Employer Plan.

      "Pool Receivable" means a Receivable in the Receivables Pool.

      "Potential Event of Termination" means any event that, with the giving of notice or the passage of time or both, would constitute an Event of Termination.

      "Projections" means those financial projections dated April 1, 2003 covering the Fiscal Years ending in 2003 through 2006 inclusive, to be delivered to the Purchasers by PolyOne.

      "Purchase" means a purchase by the Purchasers or the Swing Purchaser of a Receivable Interest from the Seller pursuant to Article II.

      "Purchasers" means the Initial Purchasers and each Assignee that shall become a party hereto pursuant to Section 9.01.

      "Receivable" means the indebtedness (whether constituting accounts or general intangibles or chattel paper or otherwise) of any Obligor under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

      "Receivable Interest" means, at any time, an undivided percentage ownership interest at such time in (a) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.06, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest for such Receivable Interest shall be computed as:

                                     C + AR
                                     ------
                                      NRPB

where:

      C = the outstanding Capital Investment made in connection with such Receivable Interest at the time of such computation;

      AR = the aggregate Applicable Reserve at the time of such computation;

      NRPB = the Net Receivables Pool Balance at the time of such computation;

provided, however, that upon the occurrence of any Termination Date that results from the occurrence and continuance of an Event of Termination pursuant to
Section 7.01 (such Termination Date being the "Special Termination Date"), the Receivable Interests then outstanding under this Agreement, if more than one Receivable Interest, shall be combined into one Receivable Interest hereunder (such one Receivable Interest, whether the one Receivable Interest then outstanding or the one Receivable Interest resulting from such combination of Receivable Interests, being the "Special Receivable Interest") and such Special Receivable Interest shall then be recomputed to be, and shall be fixed at all times thereafter at, an undivided percentage ownership interest of one hundred percent (100%) in (i) all then outstanding Pool Receivables arising prior to the Special Termination Date, (ii) all Related Security with respect to such Pool Receivables and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.06.

      "Receivables Sale Agreement" means the Receivables Sale Agreement, dated as of May 6, 2003, in substantially the form of Exhibit D hereto, among each Originator, the Seller and PolyOne as the Buyer's Servicer thereunder, as the same may from time to time be amended, supplemented or otherwise modified with the prior written consent of the Required Purchasers.

      "Receivables Excess Availability" means Available Capital plus cash proceeds of Pool Receivables in a Deposit Account in the Agent's name.

      "Receivables Pool" means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor or, as to any Receivable in existence on such date, was a Designated Obligor on the date of the initial creation of an interest in such Receivable under this Agreement.

      "Receivables Report" means a report, in substantially the form of Exhibit B-2 hereto, furnished by the Servicer to the Agent for the Owners pursuant to
Section 2.09.

      "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

      "Register" has the meaning specified in Section 9.01(c).

      "Reimbursement Date" has the meaning specified in Section 2.04(h).

      "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Seller to the Issuing Bank with respect to amounts drawn under Letters of Credit.

      "Related Security" means with respect to any Receivable:

            (i) all of the Seller's interest in the goods (including returned goods), if any, relating to the sale which gave rise to such Receivable;

            (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

            (iii) all letter of credit rights, guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

            (iv) all Records relating to such Receivable;

            (v) all of the Seller's right, title and interest in and to the following: the Receivables Sale Agreement, including, without limitation,
      (i) all rights to receive moneys due and to become due under or pursuant to the Receivables Sale Agreement, (ii) all rights to receive proceeds of any indemnity, warranty or guaranty with respect to the Receivables Sale Agreement, (iii) claims for damages arising out of or for breach of or default under the Receivables Sale Agreement, and (iv) the right to perform under the Receivables Sale Agreement and to compel performance and otherwise exercise all remedies thereunder; and

            (vi) all proceeds of any and all of the foregoing (including, without limitation, proceeds which constitute property of the types described in clause (v) above).

      "Required Net Receivables Pool Balance" means, at any time, the sum of (i) the aggregate outstanding Capital at such time plus (ii) the Letter of Credit Undrawn Amounts at such time plus (iii) the aggregate Applicable Reserve at such time.

      "Required Purchasers" means at any time Purchasers holding more than 50% of the aggregate Commitments of the Purchasers.

      "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any

Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Reserve Percentage" means 15%, provided that the Reserve Percentage may, upon at least one Business Day's notice by the Agent to the Seller and the Servicer, be increased or decreased by the Agent at any time and in its discretion in accordance with its then current credit guidelines and provided, further, that the Reserve Percentage may not be decreased to less than 15% by the Agent at any time except with the written consent or at the written request of all of the Purchasers in accordance with Section 11.01.

      "Responsible Officer" means, with respect to any Person, the chief executive officer, the president, the chief financial officer, vice president, corporate controller, treasurer, assistant treasurer, secretary, assistant secretary, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

      "Restricted Payment" means, with respect to the Servicer, (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalent of the Servicer now or hereafter outstanding (other than dividends or distributions payable solely in common Stock of the Servicer) and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalent of the Servicer now or hereafter outstanding.

      "Revolving Credit Agreement" means the amended and restated credit agreement dated May 6, 2003 between PolyOne Corporation and Citicorp USA Inc., as administrative agent and the financial institutions party thereto as lenders, in form and substance satisfactory to the Purchasers and under which the aggregate commitments of the lenders do not exceed $50,000,000 and the maturity date is not earlier than the third anniversary of the Closing Date, as such agreement may be amended, restated or otherwise modified with the prior written consent of the Agent (except for modifications that do not materially adversely affect the interests of the Purchasers under the Transaction Documents or in the Receivables with respect to which no written consent shall be required). "Scheduled Other Debt Payment" means, with respect to:

      (i) the 7.070% Medium Term Notes due June 26, 2006, issued by MA Hanna Company, the payment of $20,000,000 of principal on or after June 26, 2006;

      (ii) the 6.740% Medium Term Notes due December 22, 2005, issued by MA Hanna Company, the payment of $20,000,000 of principal on or after December 22, 2005;

      (iii) the 6.875% Debentures due December 1, 2004 issued by MA Hanna Company, the payment of $20,000,000 of principal on or after December 1, 2004; and

      (iv) the 6.875% Medium Term Notes due December 15, 2005, issued by Geon Company, the payment of $75,000,000 of principal on or after December 15, 2005.

      "Seller Report" means a report, in substantially the form of Exhibit B-1 hereto, furnished by the Servicer to the Agent for each Owner pursuant to
Section 2.09.

      "Seller's Account" means the Deposit Account of the Seller (account number 104-9893) maintained with Mellon Financial Corporation at its office at 500 Ross Street, Room 154-0490, Pittsburgh, Pennsylvania 15262-0001, Attention: Tim Friday.

      "Senior Note Indenture" means the Indenture dated as of May 6, 2003, between PolyOne Corporation and The Bank of New York, as Trustee governing the Senior Notes, and in form and substance satisfactory to the Purchasers, as such indenture may be amended, restated or otherwise modified with the prior written consent of the Agent (except for modifications that do not materially adversely affect the interests of the Purchasers under the Transaction Documents or in the Receivables with respect to which no written consent shall be required).

      "Senior Notes" means the 10?% Senior Notes with an aggregate face amount of $300,000,000 due May 15, 2010 issued by PolyOne Corporation and governed by the terms of the Senior Note Indenture.

      "Servicer" has the meaning specified in Section 6.01.

      "Servicer Fee" has the meaning specified in Section 2.11.

      "Single Employer Plan" means a single employer plan, as defined in Section 4001(a) (15) of ERISA, that (a) is maintained for employees of the Seller or any ERISA Affiliate and no Person other than the Seller and the ERISA Affiliates or
(b) was so maintained and in respect of which the Seller or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

      "Solvent" means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Special Receivable Interest" has the meaning specified in the definition of "Receivable Interest" contained in this Section 1.01.

      "Special Termination Date" has the meaning specified in the definition of "Receivable Interest" contained in this Section 1.01.

      "Standby Letter of Credit" means any Letter of Credit that is not a Documentary Letter of Credit.

      "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

      "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

      "Subordinated Note" has the meaning specified in the Receivables Sale Agreement.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of more than 50% of the Voting Interests is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.

      "Super-Majority Purchasers" means at any time Purchasers holding at least 80% of the aggregate Commitments of the Purchasers.

      "Swing Purchase" has the meaning specified in Section 2.03.

      "Swing Purchase Request" has the meaning specified in Section 2.03(b).

      "Swing Purchase Sublimit" means $25,000,000.

      "Swing Purchaser" means Citicorp or any other Purchaser that becomes the Agent or agrees, with the approval of the Agent and the Seller, to act as the Swing Purchaser hereunder, in each case in its capacity as the Swing Purchaser hereunder.

      "Taxes" has the meaning specified in Section 2.14(a).

      "Termination Date" means the earlier of (i) the Commitment Termination Date, and (ii) the date of termination in whole of the aggregate Commitments pursuant to Section 2.05 or 7.01.

      "Total Commitment" means $225,000,000, as such amount may be reduced from time to time pursuant to Section 2.05.

      "Total Excess Availability" means Total Excess Availability (as defined in and under the Revolving Credit Agreement as in effect on the Closing Date).

      "Transaction Documents" means this Agreement, the Receivables Sale Agreement, the Subordinated Notes, the Parent Undertaking, the Lock-Box Agreements, the Consent and Agreement, the Fee Letter, the Intercreditor Agreement, and each certificate, agreement or document executed by the Seller, the Servicer, or an Originator and delivered to the Agent or any Purchaser in connection with or pursuant to any of the foregoing.

      "UCC" means, at any time, the Uniform Commercial Code as from time to time in effect in the State of New York at such time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the interests of the Agent or the Purchasers under any Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions, regardless of whether the same would be so shown.

      "Unapplied Cash and Credits" means, at any time, the aggregate amount of Collections or other cash or credits then held by or for the account of the Servicer, any Originator or the Seller in respect of the payment of Pool Receivables, but not yet applied or reinvested pursuant to Section 2.07 or applied pursuant to Section 2.08.

      "United States" and "U.S." each means United States of America.

      "Unused Commitment" means, with respect to any Purchaser at any time, (a) such Purchaser's Commitment at such time minus (b) that aggregate outstanding Capital of Receivable Interests paid by such Purchaser pursuant to Section 2.02 and not reduced by Collections received and distributed to such Purchaser on account of such Capital pursuant to Section
2.07 or 2.08.

      "Unused Commitment Fee" has the meaning specified in Section 2.11.

      "Unused Commitment Fee Rate" means (i) for the initial period commencing on the Closing Date and ending on the first day of the month immediately following the month in which the Servicer delivers PolyOne's financial statements for the Fiscal Year ending December 2003 in accordance with Section 5.05(c), 0.625% per annum, and (ii) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Average Monthly Excess Availability (determined on the last day of the most recently concluded calendar month for which financial statements have been delivered):

                                  AVERAGE MONTHLY
                                EXCESS AVAILABILITY                               UNUSED COMMITMENT FEE RATE
                                -------------------                               --------------------------
         Greater than $150,000,000                                                        0.75%

         Less than or equal to $150,000,000 and greater than $75,000,000                  0.625%

         Less than or equal to $75,000,000                                                0.50%

provided, however, that upon the occurrence and during the continuance of an Event of Termination, the "Unused Commitment Fee Rate" shall be the highest rate set forth in the table above. Changes in the Unused Commitment Fee Rate resulting from a change in the Average Monthly Excess Availability for any month shall become effective on the first day of the next consecutive calendar month.

      "U.S. Dollars" and "$" each means the lawful currency of the United
States.

      "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA.

      "Yield" means (a) for each Capital Investment made at the Citicorp LIBO Rate, for any Yield Period:

                                CR x C x ED  +  LC
                                -----------
                                  360

where:

      CR    =     the Citicorp LIBO Rate for such Capital Investment for such
                  Yield Period;

      C     =     the amount of such Capital Investment;

      ED    =     the actual number of days elapsed during such Yield Period;
                  and

      LC    =     all Liquidation Costs, if any, for such Receivable Interest for such Yield Period; and

      (b) for each Capital Investment made at the Citicorp Base Rate for any period of time:

                                   CR x C x ED
                                   -----------
                                       360

      where:

      CR    =     the Citicorp Base Rate from time to time;

      C     =     the amount of such Capital Investment; and

      ED    =     the actual number of days elapsed;

provided, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; provided, further, that Yield for any Capital Investment shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

      "Yield Payment Date" means, (a) in respect of Capital Investments made at the Citicorp Base Rate (including but not limited to the Swing Purchases) (i) the first Business Day of each calendar month, commencing on the first such day following the making of such Capital Investment and (ii) if not previously paid in full, on the Termination Date, (b) in respect of Capital Investments made at the Citicorp LIBO Rate, (i) the last day of each Yield Period applicable to such Capital Investment and, if such Yield Period has a duration of more than one month, on each day during such Yield Period occurring every month from the first day of such Yield Period, (ii) upon the payment or prepayment thereof in full or in part and (iii) if not previously paid in full, on the Termination Date, (c) in respect of the Unused Commitment Fee and the L/C Fees, (i) the first Business Day of each calendar month and (ii) if not previously paid in full, on the Termination Date, and (d) with respect to all other obligations of the Seller hereunder, on demand by the Agent from and after the time such obligation becomes due and payable (whether by acceleration or otherwise).

      "Yield Period" means, in the case of any Capital Investment made at the Adjusted LIBO Rate, (a) initially, the period commencing on the date such Capital Investment is made or on the date of conversion of a Capital Investment made at the Alternate Base Rate to a Capital Investment made at the Adjusted LIBO Rate and ending one, two, or three months thereafter, as selected by the Seller in its Notice of Purchase and (b) thereafter, if such Capital Investment is continued, in whole or in part, as a Capital Investment made at the Adjusted LIBO Rate, a period commencing on the last day of the immediately preceding Yield Period therefor and ending one, two, or three months thereafter, as selected by the Seller in its Notice of Conversion or Continuation given to the Agent; provided, however, that all of the foregoing provisions relating to Yield Periods in respect of Capital Investment made at the Adjusted LIBO Rates are subject to the following:

            (i) if any Yield Period would otherwise end on a day that is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Yield Period into another calendar month, in which event such Yield Period shall end on the immediately preceding Business Day;

            (ii) any Yield Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Yield Period) shall end on the last Business Day of a calendar month;

            (iii) the Seller may not select any Yield Period that ends after the Commitment Termination Date; and

            (iv) there shall be outstanding at any one time no more than 5 Yield Periods in the aggregate.

      SECTION 1.02. OTHER TERMS.

      All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein are used herein as defined in such
Article 9.

      SECTION 1.03. COMPUTATION OF TIME PERIODS.

      Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

      SECTION 2.01. COMMITMENT.

      (a) On the terms and conditions herein set forth, each Purchaser severally agrees to make Purchases (i) on the Closing Date and from time to time thereafter on any Business Day during the period from the Closing Date to the Termination Date and (ii) in an aggregate amount for such Purchaser not to exceed at any time outstanding such Purchaser's Commitment; provided, however, that no Purchaser shall be obligated to make any Purchase if, after giving effect to such Purchase, (A) the sum of (x) the Capital then outstanding plus
(y) the Letter of Credit Undrawn Amounts, would exceed (B) the lesser of (x) the Total Commitment and (y)(i) the Net Receivables Pool Balance minus (ii) the Applicable Reserve. Purchases shall be made by the Purchasers simultaneously and ratably in accordance with their respective Commitments.

      (b) On the terms and conditions hereinafter set forth, the Agent on behalf of the Owners of each Receivable Interest shall, at the request of the Seller, have the Collections attributable to such Receivable Interest reinvested pursuant to Section 2.07 in additional undivided percentage interests in the Pool Receivables by making an appropriate adjustment of such Receivable Interest.

      SECTION 2.02. MAKING PURCHASES.

      (a) Each Purchase of a Receivable Interest by the Purchasers shall be made on notice from the Seller to the Agent, given not later than 11:00 a.m. (New York City time) (i) on the third Business Day before the date of such Purchase in the case of the Purchase of any Receivable Interest initially bearing Yield at the Citicorp LIBO Rate and (ii) on the Business Day before the date of such Purchase in the case of the Purchase of any Receivable Interest initially bearing Yield at the Citicorp Base Rate. Each such notice of a proposed Purchase of a Receivable Interest (a "Notice of Purchase") shall be by telephone (confirmed promptly thereafter in writing) or facsimile, in substantially the form of Exhibit F hereto, and shall specify the requested aggregate amount of such Purchase to be paid to the Seller and the requested Business Day of such Purchase. Each Purchase of any Receivable Interest initially bearing Yield at the Citicorp LIBO Rate shall be in an aggregate amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and each Purchase of any Receivable Interest initially bearing Yield at the Citicorp Base Rate shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

      (b) The Agent shall give each Purchaser prompt notice of such notice of such proposed Purchase, the date of such Purchase, and the amount of Capital to be paid by such Purchaser in connection with such Purchase, by telephone or telefax. On the date of such Purchase, each Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Agent its ratable share of the aggregate amount of such Purchase by deposit of such ratable share in same day funds to the Agent's Account, and, after receipt by the Agent of such funds, the Agent shall cause such funds to be made immediately available to the Seller at the Seller's Account.

      (c) Each Notice of Purchase delivered pursuant to Section 2.02(a) shall be irrevocable and binding on the Seller. The Seller shall indemnify each Purchaser against any actual loss or expense incurred by such Purchaser as a result of any failure to fulfill on or before the date of any proposed Purchase (as to which a Notice of Purchase has been given pursuant to Section 2.02(a)) the applicable conditions set forth in Article III, including, without limitation, any actual loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser to fund its ratable portion of such proposed Purchase when such Purchase, as a result of such failure, is not made on such date.

      (d) Unless the Agent shall have received notice from a Purchaser prior to the date of any Purchase that such Purchaser will not make available to the Agent such Purchaser's ratable portion of such Purchase, the Agent may assume that such Purchaser has made such portion available to the Agent on the date of such Purchase in accordance with Section 2.02(b), and the Agent may, in reliance upon such assumption, make available to the Seller on such date a corresponding amount. However, if the Agent has received such notice from such Purchaser, the Agent may not make such assumption and may not make available to the Seller on such date such corresponding amount. If and to the extent that such Purchaser (other than a Purchaser that has delivered to the Agent a notice of the type described in the two immediately preceding sentences) shall not have made such ratable portion available to the Agent and the Agent has made such ratable portion available to the Seller, such Purchaser and the Seller severally agree to pay (to the extent not repaid by the Seller or such Purchaser, respectively) to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Seller until the date such amount is repaid to the Agent, at (i) in the case of the Seller, the Yield applicable to such amount and (ii) in the case of such Purchaser, the Federal Funds Rate. If such Purchaser shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Purchaser's ratable portion of such Purchase for purposes of this Agreement.

      (e) The failure of any Purchaser to make available such Purchaser's ratable portion of any Purchase shall not relieve any other Purchaser of its obligation, if any, hereunder to make available such other Purchaser's ratable portion of such Purchase on the date of such Purchase, but no Purchaser shall be responsible for the failure of any other Purchaser to make available such other Purchaser's ratable portion of such Purchase on the date of any Purchase. Nothing herein shall prejudice any rights that the Seller may have against any Purchaser as a result of any default by such Purchaser hereunder.

      SECTION 2.03. SWING PURCHASES

      (a) On the terms and subject to the conditions contained in this Agreement, the Swing Purchaser may, in its sole discretion, make, in U.S. Dollars, Purchases (each a "Swing Purchase") otherwise committed to the Seller hereunder from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate principal amount at any time outstanding (together with the aggregate outstanding principal amount of any other Purchase made by the Swing Purchaser hereunder in its capacity as the Swing Purchaser) not to exceed the Swing Purchase Sublimit; provided, however, that at no time shall the Swing Purchaser make any Swing Purchase to the extent that, after giving effect to such Swing Purchase, (A) the sum of (x) the Capital then outstanding plus (y) the Letter of Credit Undrawn Amounts, would exceed (B) the lesser of (x) the Total Commitment and (y)(i) the Net Receivables Pool Balance minus (ii) the Applicable Reserve.

      (b) In order to request a Swing Purchase, the Seller shall telecopy (or forward by electronic mail or similar means) to the Agent a duly completed request in substantially the form of Exhibit G, setting forth the requested amount and date of such Swing Purchase (a "Swing Purchase Request"), to be received by the Agent not later than 12:00 p.m. (New York City time) on the day of the proposed purchase. The Agent shall promptly notify the Swing Purchaser of the details of the requested Swing Purchase. Subject to the terms of this Agreement, the Swing Purchaser may make the Capital Investment in connection with such Swing Purchase available to the Agent and, in turn, the Agent shall make such amounts available to the Seller on the date of the relevant Swing Purchase Request. The Swing Purchaser shall not make any Swing Purchase in the period commencing on the first Business Day after it receives written notice from the Agent or any Purchaser that one or more of the conditions precedent contained in Section 3.02 shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Purchaser shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.02 have been satisfied in connection with the making of any Swing Purchase. Each Swing Purchase shall be in an aggregate amount of not less than $100,000.

      (c) The Swing Purchaser shall notify the Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 a.m. (New York City time) on the first Business Day of each week, of the aggregate principal amount of its Capital Investment in connection with Swing Purchases.

      (d) The Swing Purchaser may demand at any time that each Purchaser pay to the Agent, for the account of the Swing Purchaser, in the manner provided in clause (e) below, such Purchaser's ratable portion of all or a portion of the Swing Purchaser's Capital outstanding in connection with Swing Purchases, which demand shall be made through the Agent, shall be in writing and shall specify the outstanding principal amount of the Capital demanded to be so reduced.

      (e) The Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Purchaser on the day such notice or such demand is received by the Agent (except that any such notice or demand received by the Agent after 2:00 p.m. (New York City time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Purchasers by the Agent until the next succeeding Business Day), together with a statement prepared by the Agent specifying the amount of each Purchaser's ratable portion of the aggregate principal amount of the Capital in connection with Swing Purchases stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section
3.02 and 2.01 shall have been satisfied (which conditions precedent the Purchasers hereby irrevocably waive), each Purchaser shall, before 11:00 a.m. (New York City time) on the Business Day next succeeding the date of such Purchaser's receipt of such notice or demand, make available to the Agent, in immediately available funds, for the account of the Swing

Purchaser, the amount specified in such statement; provided, however, that notwithstanding anything to the contrary in the foregoing, no Purchaser shall be obligated to purchase a ratable portion of, or otherwise pay any sum in respect of, a Swing Purchase if the purchase by such Purchaser of a ratable portion of, or payment of other sum in respect of, such Swing Purchase would cause such Purchaser's aggregate Capital Investment to exceed its Commitment. Upon such purchase by a Purchaser, such Purchaser shall, except as provided in clause (f), be deemed to have made a Purchase with a Capital Investment equal to the amount actually paid by such Purchaser. The Agent shall use such funds to reduce the Swing Purchaser's Capital in respect of Swing Purchases.

      (f) Upon the occurrence of an Event of Termination under Section 7.01(f), each Purchaser shall acquire, without recourse or warranty, an undivided participation in each Swing Purchase otherwise required to be repaid by such Purchaser pursuant to clause (e) above, which participation shall be in a principal amount equal to such Purchaser's Receivable Interest in such Swing Purchase, by paying to the Swing Purchaser on the date on which such Purchaser would otherwise have been required to make a payment in respect of such Swing Purchase pursuant to clause (e) above, in immediately available funds, an amount equal to such Purchaser's Receivable Interest of such Swing Purchase. If all or part of such amount is not in fact made available by such Purchaser to the Swing Purchaser on such date, the Swing Purchaser shall be entitled to recover any such unpaid amount on demand from such Purchaser together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the Citicorp Base Rate.

      (g) From and after the date on which any Purchaser (i) is deemed to have made a Purchase pursuant to clause (e) above with respect to any Swing Purchase or (ii) purchases an undivided participation interest in a Swing Purchase pursuant to clause (f) above, the Swing Purchaser shall promptly distribute to such Purchaser such Purchaser's Receivable Interest of all payments of principal of and interest received by the Swing Purchaser on account of such Swing Purchase other than those received from a Purchaser pursuant to clause (e) or
(f) above.

      SECTION 2.04. LETTERS OF CREDIT

      (a) On the terms and subject to the conditions contained in this Agreement, the Issuing Bank agrees to Issue, at the request of the Seller, and in favor of the beneficiaries requested by the Seller, one or more Letters of Credit from time to time on any Business Day during the period from the Closing Date and to and including the earlier of the Termination Date and 30 days prior to the Commitment Termination Date; provided, however, that the Issuing Bank shall not be under any obligation to Issue any Letter of Credit upon the occurrence of any of the following:

            (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Bank as of the date of this Agreement and that the Issuing Bank in good faith deems material to it;

            (ii) the Issuing Bank shall have received any written notice of the type described in clause (d) below;

            (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Capital plus the aggregate Letter of Credit Undrawn Amounts at such time would exceed the lesser of (a) the Total Commitment and
      (b)(i) the Net Receivables Pool Balance minus (ii) the Applicable Reserve;

            (iv) after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Letter of Credit Undrawn Amounts at such time and (ii) the Reimbursement Obligations at such time would exceed the Letter of Credit Sublimit;

            (v) any fees due in connection with a requested Issuance have not been paid;

            (vi) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuing Bank; or

            (vii) such Letter of Credit is requested to be denominated in any currency other than U.S. Dollars.

None of the Purchasers (other than the Issuing Bank in its capacity as such) shall have any obligation to Issue any Letter of Credit.

      (b) In no event shall the expiration date of any Letter of Credit be more than one year after the date of issuance thereof; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods.

      (c) In connection with the Issuance of each Letter of Credit, the Seller shall give the Issuing Bank and the Agent at least 3 Business Days' prior written notice, in substantially the form of Exhibit H (or in such other written or electronic form as is acceptable to the Issuing Bank), of the requested Issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the face amount of the Letter of Credit requested, the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the Issuing Bank and the Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the requested Issuance of such Letter of Credit.

      (d) Subject to the satisfaction of the conditions set forth in this
Section 2.04, the Issuing Bank shall, on the requested date, Issue a Letter of Credit on behalf of the Seller (or any Affiliate of the Seller acceptable to the Agent in its sole discretion) in accordance with the Issuing Bank's usual and customary business practices. The Issuing Bank shall not Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Purchaser that one or more of the conditions precedent contained in Section 3.02 shall not on such date be satisfied or duly waived and ending when such conditions are satisfied or duly waived. The Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.02 have been satisfied in connection with the Issuance of any Letter of Credit.

      (e) If requested by the Issuing Bank, prior to the issuance of each Letter of Credit by the Issuing Bank and as a condition of such Issuance and of the participation of each Purchaser in the Letter of Credit Obligations arising with respect thereto, the Seller shall have delivered to the Issuing Bank a letter of credit reimbursement agreement, in such form as the Issuing Bank may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Seller, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

      (f) The Issuing Bank shall comply with the following:

            (i) give the Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Seller of any Reimbursement Obligation when due (each such notice the Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Purchaser);

            (ii) upon the request of any Purchaser, furnish to such Purchaser copies of any Letter of Credit Reimbursement Agreement to which the Issuing Bank is a party and such other documentation as may reasonably be requested by such Purchaser; and

            (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Agent (and the Agent shall provide a copy to each Purchaser requesting the same), a schedule for Letters of Credit issued by it, in form and substance reasonably satisfactory to the Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Seller or the Agent relating thereto.

      (g) Immediately upon the issuance by the Issuing Bank of a Letter of Credit in accordance with the terms and conditions of this Agreement, the Issuing Bank shall be deemed to have sold and transferred to each Purchaser, and each Purchaser shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Purchaser's ratable portion, in such Letter of Credit and the obligations of the Seller with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

      (h) If, and to the extent, any Reimbursement Obligations have not been repaid pursuant to Section 2.07 or 2.08, the Seller agrees to pay to the Issuing Bank the amount of all Reimbursement Obligations owing to the Issuing Bank under any Letter of Credit issued for its account or at its direction no later than the date that is the next succeeding Business Day after the Seller receives written notice from the Issuing Bank that payment has been made under such Letter of Credit (the "Reimbursement Date"), irrespective of any claim, set-off, defense or other right that the Seller may have at any time against the Issuing Bank or any other Person. In the event that the Issuing Bank makes any payment under any Letter of Credit and the Seller shall not have repaid such amount to the Issuing Bank pursuant to this Section 2.04(h) or any such payment by the Seller is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period, with respect to past due Capital initially bearing Yield based on the Alternate Base Rate and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period, with respect to past due Capital initially bearing Yield based on the Adjusted LIBO Rate, and the Issuing Bank shall promptly notify the Agent, which shall promptly notify each Purchaser of such failure, and each Purchaser shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank the amount of such Purchaser's ratable share of such payment in immediately available funds. If the Agent so notifies such Purchaser prior to 11:00 a.m. (New York City time) on any Business Day, such Purchaser shall make available to the Agent for the account of the Issuing Bank its ratable share of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Purchaser, such Purchaser shall, except during the continuance of an Event of Termination under Section 7.01(f) and notwithstanding whether or not the conditions precedent set forth in Section 3.02 shall have been satisfied (which conditions precedent the Purchasers hereby irrevocably waive), be deemed to have made a Purchase, and the Seller shall be deemed to have received a Collection, in respect of a Receivable Interest in the principal amount of such payment and the Capital of such Receivable Interest shall be increased by the amount of such payment. Whenever the Issuing Bank receives from the Seller a payment of a Reimbursement Obligation as to which the Agent has received for the account of the Issuing Bank any payment from a Purchaser pursuant to this
Section 2.04(h) the Issuing Bank shall pay to the Agent and the Agent shall promptly pay to each Purchaser in immediately available funds, an amount equal to such Purchaser's ratable share of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Purchasers have paid in respect of such Reimbursement Obligation.

      (i) If and to the extent such Purchaser shall not have so made its ratable portion of the amount of the payment required by Section 2.04(h) above available to the Agent for the account of the Issuing Bank, such Purchaser agrees to pay to the Agent for the account of the Issuing Bank forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter until such amount is repaid to the Agent for the account of the Issuing Bank, at the rate per annum applicable to Capital initially bearing Yield based on the Alternate Base Rate.

      (j) The Seller's obligation to pay each Reimbursement Obligation and the obligations of the Purchasers to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Event of Termination, and irrespective of any of the following:

            (i) any lack of validity or enforceability of any Letter of Credit or any Transaction Document, or any term or provision therein;

            (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Transaction Document;

            (iii) the existence of any claim, set off, defense or other right that the Seller, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Agent or any Purchaser or any other Person, whether in connection with this Agreement, any other Transaction Document or any other related or unrelated agreement or transaction;

            (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

            (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Purchasers, the Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of the Seller's obligations hereunder.

Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Issuing Bank under any resulting liability to the Seller or any Purchaser. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuing Bank may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

      SECTION 2.05. TERMINATION OR REDUCTION OF THE COMMITMENTS.

      The Seller may, upon at least 5 Business Days' notice to the Agent, and so long as, after giving effect to a proposed reduction, no Event of Termination or Potential Event of Termination, including, without limitation, by reference to
Section 5.07(b), would exist, terminate in whole or reduce in part, the unused portions of the Commitments of the Purchasers; provided, however, that for purposes of this Section 2.05, the unused portions of the Commitments of the Purchasers shall be computed as the excess of (i) the aggregate of the Commitments of the Purchasers immediately prior to giving effect to such termination or reduction over (ii) the sum of (a) the aggregate Capital of Receivable Interests outstanding at the time of such computation and (b) the Letter of Credit Undrawn Amounts at the time of such computation; provided, further, that each such partial reduction of the unused portions of the Commitments (i) shall be in an amount equal to at least $5,000,000 and shall be an integral multiple of $1,000,000 in excess thereof, (ii) shall be made ratably among the Purchasers in accordance with their respective Commitments and (iii) shall reduce the Total Commitment in an amount equal to each such reduction.

      SECTION 2.06. RECEIVABLE INTEREST.

      Each Receivable Interest shall be initially computed as of the opening of business of the Servicer on the date of Purchase of such Receivable Interest. Thereafter until the Termination Date, such Receivable Interest shall be automatically recomputed as of the close of business of the Servicer on each day (other than a Liquidation Day). Such Receivable Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. Each Receivable Interest other than any Special Receivable Interest, as computed as of the day immediately preceding the Termination Date, shall remain constant at all times on and after the Termination Date; and any Special Receivable Interest, as computed as of any Special Termination Date, shall remain constant (at 100%) at all times on and after such Special Termination Date. Such Receivable Interest shall become zero at such time as the Owners of such Receivable Interest shall have received the accrued Yield for such Receivable Interest, shall have recovered the Capital Investment of such Receivable Interest, and shall have received payment of all other amounts payable by the Seller to such Owners, and the Servicer shall have received the accrued Servicer Fee for such Receivable Interest.

      SECTION 2.07. NON-LIQUIDATION SETTLEMENT PROCEDURES.

      (a) On each day (other than a Liquidation Day) the Agent shall, out of Collections of Pool Receivables received on such day:

            (i) first, set aside and hold in trust for the Servicer, the Issuing Bank and the Owners of the Receivable Interests an amount in U.S. Dollars equal to the sum of (A) the Servicer Fee accrued through such day and not so previously set aside, (B) the aggregate Yield, the Unused Commitment Fee, L/C Fees, L/C Issuance Fees, the Agent's Fee and any other fees accrued hereunder through such day and not so previously set aside, and
      (C) the aggregate of any other amounts then accrued or owed hereunder by the Seller to such Owners and not so previously set aside;

            (ii) second, distribute an amount in U.S. Dollars equal to the aggregate Capital Investments made in respect of Swing Purchases to the Swing Purchaser, to be applied to reduce the Capital of such Receivable Interests;

            (iii) third, if such day is the second Business Day of the week, distribute to the Owners an amount in U.S. Dollars equal to that amount, if any, which would be required to reduce Capital so that the undivided percentage interest of all Receivable Interests would not, after giving effect to the Collections of Pool Receivables and the addition of new Pool Receivables on such day and the resulting recomputation of such Receivable Interests pursuant to Section 2.06 as of the end of such day, exceed 100%;

            (iv) fourth, distribute the remainder of such Collections in an amount not greater than the Capital then outstanding, on a pari passu basis, to the Owners of each Receivable Interest to be applied to reduce the Capital Investment of such Receivable Interest, and to the Issuing Bank an amount in U.S. Dollars equal to the amount of all Reimbursement Obligations, if any, owing from the Seller to the Issuing Bank under any Letter of Credit issued for its account or at its direction; and

            (v) fifth, to the extent of any further remaining Collections, return the remainder of such Collections to the Seller.

      (b) On each applicable Yield Payment Date, the Agent shall distribute the amounts set aside as described in clause (i) of Section 2.07(a) above (other than the Agent's Fee), first, to the Servicer in payment of the accrued Servicer Fee payable with respect to each Receivable Interest, to the Owners of each Receivable Interest in payment of the accrued Yield, the Unused Commitment Fee and L/C Fee for such Receivable Interest, and to the Issuing Bank in payment of the L/C Issuance Fee, pari passu, and second, in payment of any other amounts then owed by the Seller hereunder (including, without limitation, all fees payable hereunder and not paid above except for the Servicer Fee).

      (c) On each anniversary of the Closing Date, the Agent shall distribute the amounts set aside as described in clause (i) of Section 2.07(a) with respect to the Agent's Fee to the Agent in payment of the Agent's Fee for the twelve-month period then commencing.

      SECTION 2.08. LIQUIDATION SETTLEMENT PROCEDURES.

      (a) On each Liquidation Day (including, without limitation, the Special Termination Date), the Agent shall deposit to the Agent's Account the Collections of Pool Receivables received on such day and shall apply them as follows:

            (i) first, to pay obligations of the Seller to the Agent under any Transaction Document in respect of any expense reimbursements, Cash Management Obligations or indemnities then due to the Agent;

            (ii) second, to pay obligations of the Seller to the Owners and the Issuing Bank under any Transaction Document in respect of any expense reimbursements or indemnities then due to such Persons;

            (iii) third, to the Servicer in payment of the accrued Servicer Fee payable with respect to such Receivable Interest, to the Owners in payment of the accrued Yield, Unused Commitment Fees, L/C Fees and the aggregate of any other amounts then accrued or owed hereunder by the Seller to such Owners, and to the Issuing Bank in payment of the L/C Issuance Fees;

            (iv) fourth, to the Owners in reduction (to zero) of the Capital of each Receivable Interest;

            (v) fifth, to the Agent's Account to be set aside and held in trust for the Purchasers as security for repayment of all amounts with respect to undrawn Letters of Credit, an amount equal to 105% of the Letter of Credit Undrawn Amount with respect to each Standby Letter of Credit and an amount equal to 115% of each Letter of Credit Undrawn Amount with respect to each Documentary Letter of Credit;

            (vi) sixth, to the Owners in ratable payment of any other amounts owed by the Seller hereunder or under any Transaction Document (including, without limitation, all fees payable hereunder and not paid above except for the Servicer Fee); and

            (vii) seventh, to the Seller;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any obligation described in any of clauses first, second, third, fourth, fifth and sixth above, the available funds being applied with respect to any such obligations (unless otherwise specified in such clause) shall be allocated to the payment of the obligations referred to in such clause ratably, based on the proportion of the Servicer's, the Agent's, Issuing Bank's or the Owners' interest in the aggregate outstanding obligations described in such clause.

      SECTION 2.09. GENERAL SETTLEMENT PROCEDURES.

      (a) If on any day the Outstanding Balance of a Pool Receivable is either
(i) reduced as a result of any defective, rejected or returned goods or services, any discount, or any adjustment by the Seller or any Originator, or
(ii) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller or any Originator (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 5.01(g). If on any day any of the representations or warranties in Section 4.01(h) is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection in full of such Pool Receivable and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 5.01(g). Except as stated in the preceding sentences of this Section 2.09(a) or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables.

      (b) On or prior to the tenth Business Day of each calendar month, the Servicer shall prepare and furnish to the Agent for each Owner:

            (i) a Seller Report relating to each Receivable Interest, as of the close of business of the Servicer on the last day of the immediately preceding calendar month,

            (ii) a listing of the ten Obligors owing the greatest dollar amount of Pool Receivables, together with a report setting forth (A) the name of such Obligor, (B) the balance of the Pool Receivables owing by such Obligor as of such date, and (C) a summary of credit terms applicable to such Pool Receivables under the applicable Contract,

            (iii) a listing by Obligor of all Pool Receivables, together with an analysis as to the aging of such Receivables, as of such last day, and

            (iv) such other information as shall be reasonably requested from time to time by the Agent or by the Agent at the request of the Required Purchasers.

      (c) On the second Business Day of each week (or more frequently if requested by the Agent, but in no event more frequently than once each Business
Day) by no later than 12:00 noon (New York City time), the Servicer shall prepare and furnish to the Agent for the Owners a Receivables Report relating to the Receivable Interests as at the end of the last Business Day of the immediately preceding week (or such shorter period, not earlier than the immediately preceding Business Day, if requested by Agent) stating (i) the aggregate amount of the Net Receivables Pool Balance as of the end of the immediately preceding reporting period, in such detail as shall be satisfactory to the Agent, (ii) the aggregate amount of the Collections from the Pool Receivables received by or on behalf of the Servicer as of the end of the immediately preceding reporting period, in such detail as shall be satisfactory to the Agent, (iii) the aggregate of sales and billings of each Originator as of the end of the immediately preceding reporting period, and (iv) such other information as shall be specified from time to time by the Agent or by the Agent at the request of the Required Purchasers.

      (d) The Servicer shall promptly notify the Agent in writing in the event that at any time the Servicer receives or otherwise gains knowledge that any of the following is true: (i) the Net Receivables Pool Balance is less than 90% of the Net Receivables Pool Balance reflected in the most recent Receivables Report delivered pursuant to Section 2.09(c) above, or (ii) the Net Receivables Pool Balance is less than 105% of the Required Net Receivables Pool Balance, or (iii) the outstanding Capital exceeds the Net Receivables Pool Balance as a result of a decrease therein, in which case such notice shall also include the amount of such excess.

      SECTION 2.10. PAYMENTS AND COMPUTATIONS, ETC.

      (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in U.S. Dollars in same day funds to the Agent's Account. The Agent shall promptly thereafter cause to be distributed (i) like funds relating to the payment out of Collections in respect of Capital, Yield, Servicer Fee or other amounts payable out of Collections, to the Owners (ratably in accordance with their respective interests) and the Servicer in accordance with the provisions of Section 2.07 or 2.08, as applicable, and (ii) like funds relating to the payment by the Seller of fees and other amounts payable by the Seller hereunder, to the parties hereto for whose benefit such funds were paid

(and if such funds are insufficient, such distribution shall be made, subject to Section 2.07 or 2.08, as applicable, ratably in accordance with the respective amounts thereof). Upon the Agent's acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.01(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

      (b) The Seller shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder (except for those amounts with respect to which Yield accrues) at 2.00% per annum above the Alternate Base Rate in effect from time to time, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and distributed by the Agent to, the applicable Owners ratably in accordance with their respective interests in such overdue amount.

      (c) All computations of interest and all computations of Yield, Unused Commitment Fee and other per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

      (d) The Seller hereby authorizes each Owner, if and to the extent payment owed by the Seller to such Owner is not made to the Agent when due hereunder, to charge from time to time against any or all of the Seller's accounts with such Owner any amount so due.

      (e) Unless the Agent shall have received notice from the Servicer or the Seller prior to the date on which any payment is due to the Owners hereunder that the Servicer or the Seller, as the case may be, will not make such payment in full, the Agent may assume that the Servicer or the Seller, as the case may be, has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Owner on such due date an amount equal to the amount then due such Owner. If and to the extent the Servicer or the Seller, as the case may be, shall not have so made such payment in full to the Agent, each Owner shall repay to the Agent forthwith on demand such amount distributed to such Owner together with interest thereon, for each day from the date such amount is distributed to such Owner until the date such Owner repays such amount to the Agent, at the Federal Funds Rate.

      SECTION 2.11. YIELD AND FEES.

      (a) All Capital Investments and the outstanding amount of all other obligations hereunder shall bear a Yield, in the case of Capital Investments, on the principal amount thereof from the date such Capital Investments are made and, in the case of such other obligations, from the date such other obligations are due and payable until, in all cases, paid in full, at the Citicorp Rate.

      (b) The Seller shall pay to the Agent such fees as are set forth in the Fee Letter.

      (c) The Seller shall pay to the Agent for remittance to the Servicer a fee (the "Servicer Fee") of 1% per annum on the average daily amount of Capital of each Receivable Interest, from the date of the initial Purchase hereunder until the later of the Termination Date or the date on which Capital is reduced to zero, payable in arrears on the Yield Payment Date for each Yield Period for such Receivable Interest; provided, however, that, if at any time, the Servicer is not PolyOne or an Affiliate of PolyOne, the Servicer shall be paid, as such fee, the lesser of (i) such amount and (ii) 120% of the costs and expenses referred to in Section 6.02(c); and provided further that such fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Sections 2.07 and 2.08.

      (d) The Seller shall pay to the Agent for the account of each Purchaser, an unused commitment fee (an "Unused Commitment Fee") equal to the product of
(i) the Unused Commitment Fee Rate and (ii) the average daily Unused Commitment of such Purchaser. The Unused Commitment Fee will be payable monthly in arrears and on the Termination Date.

      (e) The Seller shall pay to the Agent for the accounts of the Purchasers, a letter of credit fee (a "L/C Fee") equal to the product of (i) the Applicable L/C Margin and (ii) the average daily Letter of Credit Undrawn Amounts. The L/C Fee will be payable monthly in arrears and on the Termination Date.

      (f) The Seller shall pay to the Issuing Bank, a letter of credit fee (the "L/C Issuance Fee") equal to the product of (i) the L/C Issuance Fee Rate and
(ii) the average daily Letter of Credit Undrawn Amounts. The L/C Issuance Fee will be payable monthly in arrears and on the Termination Date.

      SECTION 2.12. SPECIAL PROVISIONS GOVERNING CAPITAL INVESTMENTS AT THE CITICORP LIBO RATE.

      (a) Increased Costs. If, due to either (i) a change after the date hereof in Regulation D of the Board of Governors of the Federal Reserve System (to the extent any cost incurred pursuant to such regulation is not included in the calculation of Adjusted LIBO Rate), (ii) the introduction of or any change after the date hereof in or in the interpretation of any law or regulation (other than any law or regulation relating to taxes, as to which Section 2.14 shall govern) or (iii) the compliance with any guideline or request issued or made after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to (or, in the case of Regulation D of the Board of Governors of the Federal Reserve System, there shall be imposed a cost on) any Indemnified Party of agreeing to make or making any Purchase or purchasing or maintaining any Receivable Interest or any interest therein hereunder, then the Seller shall from time to time, upon demand and delivery to the Seller of the certificate referred to in the last sentence of this Section 2.12(a) by such Indemnified Party (or by the Agent for the account of such Indemnified Party) (with a copy of such demand and certificate to the Agent), pay to the Agent for the account of such Indemnified Party additional amounts sufficient to compensate such Indemnified Party for such increased or imposed cost. Each Indemnified Party hereto agrees to use reasonable efforts promptly to notify the Seller of any event referred to in clause (i), (ii) or (iii) above, provided that the failure to give such notice shall not affect the rights of any Indemnified Party under this Section 2.12(a). Each Indemnified Party agrees that it shall use reasonable efforts to designate another applicable office of such Indemnified Party to hold its interest in any Receivable Interest if the amounts payable to it under this Section 2.12(a) would thereby be reduced and if the making, funding or maintenance of its interest in such Receivable Interest through such other applicable office would not otherwise adversely affect such interest or such Indemnified Party. A certificate in reasonable detail as to the basis for and the amount of such increased cost, submitted to the Seller and the Agent by such Indemnified Party (or by the Agent for the account of such Indemnified Party) shall be conclusive and binding for all purposes, absent manifest error.

      (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that
(i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Adjusted LIBO Rate then being determined is to be fixed or (ii) the Required Purchasers notify the Agent that the Adjusted LIBO Rate for any Yield Period will not adequately reflect the cost to the Purchasers of making a Capital Investment or maintaining such Capital Investment for such Yield Period, the Agent shall forthwith so notify the Seller and the Purchasers, whereupon the Citicorp Rate for such Capital Investment shall automatically, on the last day of the current Yield Period for such Capital Investment, convert into the Citicorp Base Rate and the obligations of the Purchasers to make a Capital Investment or maintain a Capital Investment at the Citicorp LIBO Rate shall be suspended until the Agent shall notify the Seller that the Required Purchasers have determined that the circumstances causing such suspension no longer exist.

      (c) Illegality. Notwithstanding any other provision of this Agreement, if any Purchaser determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Purchaser to make a Capital Investment or maintain a Capital Investment at the Citicorp LIBO Rate, then, on notice thereof and demand therefor by such Purchaser to the Seller through the Agent, (i) the obligation of such Purchaser to make a Capital Investment or maintain a Capital Investment at the Citicorp LIBO Rate shall be suspended, and each such Purchaser shall make Capital Investments at the Citicorp Base Rate and (ii) if the affected Capital Investments at the Citicorp LIBO Rate are then outstanding, the Seller shall immediately convert each such Capital Investment into a Capital Investment at the Citicorp Base Rate. If, at any time after a Purchaser gives notice under this Section 2.12(c), such Purchaser determines that it may lawfully make Capital Investments at the Citicorp LIBO Rate, such Purchaser shall promptly give notice of that determination to the Seller and the Agent, and the Agent shall promptly transmit the notice to each other Purchaser. The Seller's right to request, and such Purchaser's obligation, if any, to make Capital Investments at the Citicorp LIBO Rate shall thereupon be restored.

      (d) Liquidation Costs. In addition to all amounts required to be paid by the Seller hereunder, the Seller shall compensate each Purchaser, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser to fund or maintain such Purchaser's Capital Investments at the Citicorp LIBO Rate but excluding any loss of the Applicable Margin on the relevant Capital Investments) (each, a "Liquidation Cost") that such Purchaser may sustain (i) if for any reason a proposed Capital Investment, conversion into or continuation of Capital Investments at the Citicorp LIBO Rate does not occur on a date specified therefor in a Notice of Purchase given by the Seller or in a telephonic request by it for Purchase or a successive Yield Period does not commence after notice therefor is given hereunder, (ii) if for any reason any Capital Investment at the Citicorp LIBO Rate is reduced (including mandatorily pursuant to Section 2.07) on a date that is not the last day of the applicable Yield Period, (iii) as a consequence of a required conversion of a Capital Investment at the Citicorp LIBO Rate to Capital Investment at the Citicorp Base Rate as a result of any of the events indicated in Section 2.12(c) above or (iv) as a consequence of any failure by the Seller to reduce Capital Investment at the Citicorp LIBO Rate when required by the terms hereof. The Purchaser making demand for such compensation shall deliver to the Seller concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Purchaser, absent manifest error.

      SECTION 2.13. INCREASED CAPITAL.

      If any Indemnified Party determines that either the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or the compliance with any guideline or request issued or made after the date hereof from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Indemnified Party or any corporation controlling such Indemnified Party and that the amount of such capital is increased by or based upon the existence of such Indemnified Party's commitment, if any, to purchase any Receivable Interest or any interest therein, or to maintain such Receivable Interest or interest hereunder, then, upon demand and delivery to the Seller of the certificate referred to in the last sentence of this Section 2.13 by such Indemnified Party (or by the Agent for the account of such Indemnified Party) (with a copy of such demand and certificate to the Agent) the Seller shall pay to the Agent for the account of such Indemnified Party from time to time, as specified by such

Indemnified Party, additional amounts sufficient to compensate such Indemnified Party or such corporation in the light of such circumstances, to the extent that such Indemnified Party reasonably determines such increase in capital to be allocable to the existence of any such commitment. Each Indemnified Party hereto agrees to use reasonable efforts promptly to notify the Seller of any event referred to in the first sentence of this Section 2.13, provided that the failure to give such notice shall not affect the rights of any Indemnified Party under this Section 2.13. A certificate in reasonable detail as to the basis for, and the amount of, such compensation submitted to the Seller and the Agent by such Indemnified Party (or by the Agent for the account of such Indemnified Party) shall be conclusive and binding for all purposes, absent manifest error.

      SECTION 2.14. TAXES.

      (a) Any and all payments by the Seller hereunder or deposits from Collections hereunder shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Indemnified Party, (i) taxes that are imposed on its overall net income by the United States and (ii) taxes that are imposed on its overall net income, assets or net worth (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Indemnified Party is organized or qualified to do business or in which such Indemnified Party holds any asset in connection with this Agreement or, in each case, any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or deposits from Collections hereunder being hereinafter referred to as "Taxes"). If the Seller or the Servicer or the Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or deposit from Collections hereunder to any Indemnified Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Servicer or the Agent shall make such deductions and (iii) the Seller or the Servicer or the Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) In addition, the Seller shall pay any present or future sales, stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or deposit from Collections hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement, the Receivables Sale Agreement, the Consent and Agreement or the Fee Letter (hereinafter referred to as "Other Taxes").

      (c) The Seller shall indemnify each Indemnified Party for and hold it harmless against the full amount of Taxes and Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Indemnified Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Indemnified Party makes written demand therefor (with a copy to the Agent).

      (d) Within 30 days after the date of any payment of Taxes, the Seller shall furnish to the Agent and each applicable Purchaser, at its address referred to in Section 11.02, the original or a certified copy of a receipt evidencing such payment.

      (e) Each Owner organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Purchaser, and on the date of the Assignment or the Assignment and Acceptance pursuant to which it became an Owner in the case of each other Owner, and from time to time thereafter as requested in writing by the Seller (but only so long thereafter as such Owner remains lawfully able to do so), provide each of the Agent and the Seller with 2 original Internal Revenue Service forms W-8ECI or W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Owner is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement. If the forms provided by an Owner at the time such Owner first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Owner provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that if, at the effective date of the Assignment or the Assignment and Acceptance pursuant to which an Assignee becomes an Owner hereunder, the Owner assignor was entitled to payments under subsection (a) of this Section 2.14 in respect of United States withholding tax with respect to amounts paid hereunder at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such Assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8ECI or W-8BEN, that the Owner reasonably considers to be confidential, the Owner shall give notice thereof to the Seller and shall not be obligated to include in such form or document such confidential information.

      (f) For any period with respect to which an Owner has failed to provide the Seller with the appropriate form described in subsection (e) of this Section
2.14 (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) of this Section 2.14), such Owner shall not be entitled to indemnification under subsection (a) or (c) of this
Section 2.14 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should an Owner become subject to Taxes because of its failure to deliver a form required hereunder, the Seller shall take such steps as such Owner shall reasonably request to assist such Owner (at such Owner's expense) to recover such Taxes.

      SECTION 2.15. SHARING OF PAYMENTS, ETC.

      If any Purchaser shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Purchases made by it (other than with respect to payments due to such Purchaser pursuant to Section 2.12, 2.13 or 2.14) in excess of its ratable share of payments on account of the Purchases obtained by all the Purchasers, such Purchaser shall forthwith purchase from the other Purchasers such interests in the Receivable Interests purchased by them as shall be necessary to cause such Purchaser to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Purchaser, such purchase from each other Purchaser shall be rescinded and such other Purchaser shall repay to the Purchaser the purchase price to the extent of such recovery together with an amount equal to such other Purchaser's ratable share (according to the proportion of (i) the amount of such other Purchaser's required repayment to (ii) the total amount so recovered from the Purchaser) of any interest or other amount paid or payable by the Purchaser in respect of the total amount so recovered. The Seller agrees that any Purchaser so purchasing an interest in Receivable Interests from another Purchaser pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest in Receivable Interests as fully as if such Purchaser were the direct creditor of the Seller in the amount of such interest in Receivable Interests.

      SECTION 2.16. CONVERSION/CONTINUATION OPTION.

      (a) The Seller may elect (i) at any time on any Business Day, to convert Capital Investments bearing Yield at the Citicorp Base Rate (other than Swing Purchases and Reimbursement Obligations) or any portion thereof to Capital Investments bearing Yield at the Citicorp LIBO Rate and (ii) at the end of any applicable Yield Period, to convert Capital Investments bearing Yield at the Citicorp LIBO Rate or any portion thereof into Capital Investments bearing Yield at the Citicorp Base Rate or to continue such Capital Investments bearing Yield at the Citicorp LIBO Rate or any portion thereof for an additional Yield Period; provided, however, that the aggregate amount of the Capital Investments bearing Yield at the Citicorp LIBO Rate for each Yield Period must be in an amount of at least $10,000,000 or an integral multiple of $2,500,000 in excess thereof. Each conversion or continuation shall be allocated among the Capital Investments of each Purchaser in accordance with such Purchaser's Receivable Interest. Each such election shall be in substantially the form of Exhibit I (a "Notice of Conversion or Continuation") and shall be made by giving the Agent at least 3 Business Days' prior written notice specifying (A) the amount and type of Capital Investment being converted or continued, (B) in the case of a conversion to or a continuation of Capital Investments bearing Yield at the Citicorp LIBO Rate, the applicable Yield Period and (C) in the case of a conversion, the date of such conversion.

      (b) The Agent shall promptly notify each Purchaser of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Capital Investments bearing Yield at the Citicorp Base Rate to Capital Investments bearing Yield at the Citicorp LIBO Rate and no continuation in whole or in part of Capital Investments bearing Yield at the Citicorp LIBO Rate upon the expiration of any applicable Yield Period shall be permitted at any time at which (i) a Potential Event of Termination or an Event of Termination shall have occurred and be continuing or (ii) the continuation of, or conversion into, a Capital Investment bearing Yield at the Citicorp LIBO Rate would violate any provision of Section 2.12. If, within the time period required under the terms of this Section 2.16, the Agent does not receive a Notice of Conversion or Continuation from the Seller containing a permitted election to continue any Capital Investments bearing Yield at the Citicorp LIBO Rate for an additional Yield Period or to convert any such Capital Investments, then, upon the expiration of the applicable Yield Period, such Capital Investments shall be automatically converted to Capital Investments bearing Yield at the Citicorp Base Rate. Each Notice of Conversion or Continuation shall be irrevocable.

                                  ARTICLE III

                             CONDITIONS OF PURCHASES

      SECTION 3.01. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT.

      The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

      (a) The Agent and the Syndication Agent shall have received all fees and expenses (including, but not limited to, reasonable fees and expenses of counsel) required to be paid on the Closing Date, pursuant to the terms of this Agreement and the Fee Letter, the Proposal Letter (as defined in the Fee Letter) and the Annex thereto.

      (b) The Agent shall have received on or before the Closing Date, the following, each (unless otherwise indicated) dated as of the Closing Date, in form and substance satisfactory to the Agent:

            (i) This Agreement, duly executed and delivered by the Seller and the Servicer;

            (ii) The Parent Undertaking, duly executed and delivered by PolyOne;

            (iii) The Receivables Sale Agreement, duly executed by the Seller and each Originator, together with:

                  (A) Proper financing statements naming each Originator as
            debtor, the Seller as secured party and Citicorp, as Agent, as assignee, to be filed under the UCC of all jurisdictions that the Agent may deem necessary in order to perfect the Seller's interests created or purported to be created by the Receivables Sale Agreement;

                  (B) Proper financing statement terminations or releases, if any, necessary to release all security interests and other rights of any Person in the Receivables, Related Security, Collections or Contracts previously granted by any Originator;

                  (C) Completed requests for information, dated on or a date reasonably near to the Closing Date listing all effective financing statements which name each Originator (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings are to be made pursuant to clause
            (iii)(A) above, together with copies of such financing statements (none of which, except those to be filed pursuant to clause (iii)(A) above and those subject to the termination and releases described in clause (iii)(B) above, shall cover any Receivables, Related Security, Collections or Contracts);

                  (D) The Consent and Agreement, duly executed by the Seller and each Originator; and

                  (E) The Subordinated Notes, in substantially the form of
            Exhibit B to the Receivables Sale Agreement, payable to the order of the Originators, respectively, and duly executed by the Seller.

            (iv) A letter of credit agreement entered into between the Seller and each Originator.

            (v) Certified copies of the charter, by-laws or code of regulations (as the case may be), as amended, of the Seller, the Servicer and each Originator, respectively.

            (vi) Good standing certificates issued by the Secretary of State of the jurisdiction of incorporation of the Seller, the Servicer and each Originator, with respect to the Seller and such Originator, respectively.

            (vii) Certified copies of the resolutions of the Board of Directors of each of the Seller, the Servicer and each Originator, approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby.

            (viii) A certificate of the Secretary or Assistant Secretary of each of the Seller, the Servicer and each Originator, certifying the names and true signatures of its officers authorized to sign the Transaction Documents and the other documents to be delivered by it hereunder.

            (ix) Proper financing statements naming the Seller as debtor and Citicorp, as Agent, as secured party, to be filed under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership interests created or purported to be created hereby.

            (x) Proper financing statement terminations or releases, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts, Related Security or Collections previously granted by the Seller or any Originator.

            (xi) Completed requests for information, dated on or a date reasonably near to the Closing Date, listing all effective financing statements filed in the jurisdictions referred to in subsection (b)(ix) above that name the Seller as debtor, together with copies of such other financing statements (none of which, except those to be filed pursuant to (ix) of Section 3.01(b) above and those subject to the termination and releases described in (x) of Section 3.01(b) above, shall cover any Receivables, Related Security, Collections or Contracts).

            (xii) Favorable opinions of (A) Thompson Hine LLP, counsel to the Seller, the Servicer and each Originator, in substantially the form of Exhibit J-l hereto and as to such other matters as the Agent may reasonably request, (B) Woodrow W. Ban, Assistant Secretary and Senior Counsel of PolyOne, in substantially the form of Exhibit J-2 hereto and as to such other matters as the Agent may reasonably request, and (C) Thompson Hine LLP, counsel to each Originator, the Servicer and the Seller, in substantially the form of Exhibit J-3 and as to such other matters as the Agent may reasonably request, including without limitation
      (1) a "true sale" opinion with respect to the sale of Receivable Assets under and as defined in the Receivables Sale Agreement from each Originator to the Seller, (2) an opinion with respect to the non-substantive consolidation of the Seller with each Originator or any of its Affiliates in a case under the U.S. Bankruptcy Code, and (3) an opinion relating to the enforceability of the Transaction Documents, compliance with all laws and regulations (including Regulation U of the Board of Governors of the Federal Reserve System), the perfection of all ownership and other interests purported to be granted under the Transaction Documents, and no conflicts with material agreements.

            (xiii) A favorable opinion of Weil, Gotshal & Manges LLP, counsel to the Agent, as the Agent may reasonably request.

            (xiv) A Lock-Box Agreement with each Lock-Box Bank, executed by such Lock-Box Bank and the Seller, the Servicer or an Originator, as applicable.

            (xv) A certificate of the chief financial officer, in the case of PolyOne, or the chief financial officer or treasurer, in the case of the Seller and each other Originator, stating that the Seller and each Originator is Solvent after giving effect to the transactions contemplated hereunder and under the other Transaction Documents;

      (c) Each of the Seller, the Originators, the Servicer and its Subsidiaries shall have received all necessary governmental and third party consents and approvals necessary in connection with Transaction Documents and the transactions contemplated thereby (without the imposition of any conditions that are not reasonably acceptable to the Purchasers) and shall remain in effect, and all applicable governmental filings shall have been made and all applicable waiting periods shall have expired without in either case any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Purchasers that restrains, prevents or imposes materially adverse conditions upon the Transaction Documents or the transactions contemplated thereby.

      (d) The Agent shall have received (i) the Intercreditor Agreement duly executed by each party thereto and (ii) either those consents (in writing) to the execution, delivery and performance by the parties hereto of this Agreement which are required under the Intercreditor Agreement or a written agreement by the Bank Agent (as defined in the Intercreditor Agreement) addressed to the Agent to the effect that no such consents are required under the Intercreditor Agreement.

      (e) The Agent shall have received the Fee Letter, duly executed by the Seller.

      (f) A certificate of the Secretary or Assistant Secretary of each of the Seller and each Originator certifying that there exists no action, suit, investigation, litigation or proceeding pending or, to its knowledge, threatened in any court or before any arbitrator or governmental instrumentality that (i) could reasonably be expected to result in a Material Adverse Change or (ii) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions on the transactions contemplated hereunder.

      (g) The Servicer and the Seller shall have each delivered to the Purchasers a pro forma consolidated balance sheet for itself and its Subsidiaries, if any (after giving effect to the initial Purchase, the closing of the Senior Notes and the closing of the Revolving Credit Agreement) which shall be in form and substance satisfactory to the Agent and each Purchaser, and there shall not occur as a result of the funding hereunder, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the Seller's, the Originators' or their respective subsidiaries' debt instruments and other material agreements.

      (h) (i) All obligations under the Existing Program shall have been paid in full, (ii) all documentation relating to the Existing Program shall have been terminated on terms satisfactory to the Agent and (iii) the Agent shall have received evidence of such termination in form and substance satisfactory to the Agent.

      (i) The Revolving Credit Agreement shall be in full force and effect.

      (j) The Purchasers shall have received a certificate of the chief financial officer of PolyOne certifying that it has received not less than $190,000,000 in gross cash proceeds from the issuance of the Senior Notes in a public offering or in a Rule 144A or other private placement.

      (k) The Agent shall have received evidence that after giving effect to the Purchases occurring on the Closing Date, Total Excess Availability is not less than $90,000,000 and Receivables Excess Availability is not less than $75,000,000.

      (l) The Agent shall be satisfied with the results of a field examination of the Originators conducted by Citicorp's internal auditors no more than 3 months prior to the Closing Date and shall have received appraisals (the "Initial Appraisals") of all Contracts of the Originators, each in form and substance satisfactory to the Agent.

      SECTION 3.02. CONDITIONS PRECEDENT TO ALL PURCHASES, REINVESTMENTS AND LETTERS OF CREDIT.

      Each Purchase (including the initial Purchase by each Purchaser) hereunder, each Issuance of a Letter of Credit hereunder and the right of the Servicer to reinvest in Pool Receivables those Collections attributable to a Receivable Interest pursuant to Section 2.07 shall be subject to the further conditions precedent that:

      (a) with respect to any such Purchase, on or prior to the date of such Purchase, the Servicer shall have delivered to the Agent, in form and substance satisfactory to the Agent:

            (i) a completed Seller Report, dated within 31 days prior to the date of such Purchase, together with a listing by Obligor of all Pool Receivables,

            (ii) a completed Receivables Report effective as of the end of the last Business Day of the then immediately preceding week, and

            (iii) such additional information as may be reasonably requested by the Agent; and

      (b) on the date of such Purchase, Issuance or reinvestment the following statements shall be true (and the acceptance by the Seller of the proceeds of such Purchase or reinvestment, or the request by the Seller for an Issuance of a Letter of Credit, shall constitute a representation and warranty by the Seller that on the date of such Purchase, Issuance or reinvestment such statements are true):

            (i) the representations and warranties contained in Section 4.01 of this Agreement and in Section 3.01 of the Receivables Sale Agreement are correct in all material respects on and as of the date of such Purchase, Issuance or reinvestment, before and after giving effect to such Purchase, Issuance or reinvestment and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations and warranties that, by their terms, refer to a specific date other than the date of said Purchase, Issuance or reinvestment, in which case as of such dates;

            (ii) no event has occurred and is continuing, or would result from such Purchase, Issuance or reinvestment or from the application of the proceeds therefrom, which constitutes an Event of Termination or a Potential Event of Termination;

            (iii) such Purchase, Issuance or reinvestment shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently; and

      (c) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

      The Seller represents and warrants, as of the date hereof and as of the date of each Purchase and Issuance, as follows:

      (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified or in good standing as a foreign entity could not reasonably be expected to have a Material Adverse Effect. The Seller has no Subsidiaries. All of the outstanding shares of stock of the Seller are owned by PolyOne, one or more direct or indirect wholly-owned Subsidiaries of PolyOne, or a corporation owned directly or indirectly by the stockholders of PolyOne in substantially the same proportions as their ownership of stock of PolyOne.

      (b) The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party and the other documents delivered by it hereunder, and the transactions contemplated hereby and thereby, including the Seller's use of the proceeds of Purchases and reinvestments, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene the Seller's charter or by-laws, (ii) violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Seller under, or result in or require the creation of any lien upon or security interest in any property of the Seller pursuant to the terms of, any Contract or any other agreement or instrument (other than any Transaction Document) binding on or affecting the Seller or any of its properties.

      (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of any Transaction Document to which it is a party or any other agreement or document delivered hereunder or for the perfection of or the exercise by any Indemnified Party of its rights and remedies under the Transaction Documents and such other agreements or documents, except for the filings of the financing statements referred to in Article III.

      (d) This Agreement has been, and each other Transaction Document to which the Seller is a party when delivered will have been, duly executed and delivered by the Seller. This Agreement is, and the other Transaction Documents to which the Seller is or will be a party when delivered hereunder will be, the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

      (e) Since December 31, 2002, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

      (f) There is no action, suit, investigation, litigation or proceeding pending or, to the knowledge of the Seller, threatened in any court or before any arbitrator or governmental instrumentality that (i) could reasonably be expected to result in a Material Adverse Change or (ii) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the Transaction Documents or the transactions contemplated thereby.

      (g) No proceeds of any Purchase or reinvestment will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

      (h) Immediately prior to the time of the initial creation of an interest hereunder in any Pool Receivable and each Purchase, the Seller is the legal and beneficial owner of the Pool Receivables and Related Security with respect thereto, in each case free and clear of any Adverse Claim. Upon each Purchase or reinvestment, the Seller shall transfer to the Owner making such Purchase or reinvestment (and such Owner shall acquire) a valid undivided percentage ownership interest or security interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, which ownership interest or security interest shall be a perfected first priority ownership interest or security interest upon the filing of the financing statements referred to in Section 3.01(b) (ix). No effective financing statement or other instrument similarly in effect covering any Contract or any Pool Receivable or Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to this Agreement or in favor of the Seller and the Agent relating to the Receivables Sale Agreement.

      (i) Each Seller Report, Receivables Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or any Affiliate thereof), information, exhibit, financial statement, or other report or document furnished or to be furnished at any time by or on behalf of the Seller to the Agent or any Owner in connection with this Agreement is and will be accurate in all material respects as of its date or as of the date so furnished, and no such report or document contains, or will contain, as of its date of delivery or the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of its date of delivery or the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

      (j) The jurisdiction of incorporation, organizational identification number (if any), and the address(es) of the principal place of business and chief executive office of the Seller and the office where the Seller keeps its Records concerning the Receivable Assets, are as set forth in Schedule III hereto (or, by notice to the Agent in accordance with Section 5.01(c), at such other locations in jurisdictions, within the United States, where all actions required by Section 6.05(a) have been taken and completed).

      (k) The names and addresses of all the Lock-Box Banks, together with the lock-box numbers related to, and the account numbers and owners (the Seller or any Originator) of, the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule I hereto (or such other Lock-Box Banks and/or such other Lock-Box Accounts as have been notified to the Agent in accordance with Section 5.03(d)).

      (l) Since the date of its formation, the Seller has not engaged in any activity other than as contemplated by the Existing Program and the activity contemplated by the Transaction Documents or entered into any commitment or incurred any Debt other than pursuant to, or as permitted under, the Transaction Documents or the Existing Program.

      (m) The Seller has not maintained, contributed to or incurred or assumed any obligation with respect to any Plan, Multiemployer Plan or Welfare Plan.

      (n) The Seller has not sold, assigned, transferred, pledged or hypothecated any interest in any Pool Receivable or the Collections with respect thereto to any Person other than as contemplated by this Agreement or that has been released by the Agent from the Receivables Pool.

      (o) The Seller has complied with the Credit and Collection Policy in all material respects and since the date of this Agreement there has been no change in the Credit and Collection Policy except as permitted hereunder.

      (p) The Seller has not extended or modified the terms of any Pool Receivable or the Contract under which any such Pool Receivable arose, except in accordance with the Credit and Collection Policy.

      (q) Except under the Lock-Box Agreements, the Seller has not granted any Person dominion or control of any Lock-Box Account, or the right to take dominion or control over any Lock-Box Account at a future time or upon the occurrence of a future event.

      (r) With respect to each transfer to it of any Pool Receivables, the Seller has either (i) purchased such Pool Receivables from an Originator in exchange for payment (made by the Seller to an Originator in accordance with the provisions of the Receivables Sale Agreement) in an amount which constitutes fair consideration and approximates fair market value for such Pool Receivables and in a sale the terms and conditions of which (including, without limitation, the purchase price thereof) reasonably approximate an arm's-length transaction between unaffiliated parties or (ii) acquired such Pool Receivables from an Originator as a capital contribution in accordance with the provisions of the

Receivables Sale Agreement. No such sale, and no such contribution, has been made for or on account of an antecedent debt owed by any Originator to the Seller and no such sale or contribution is or may be voidable or subject to avoidance under any section of the U.S. Bankruptcy Code.

      (s) The Seller has filed, or caused to be filed or be included in, all tax reports and returns (federal, state, local and foreign), if any, required to be filed by it and paid, or caused to be paid, all amounts of taxes, including interest and penalties, required to be paid by it, except for such taxes (i) as are being contested in good faith by proper proceedings and (ii) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP, but only so long as the proceedings referred to in clause (i) above would not subject the Agent or any other Indemnified Party to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder or under the Receivables Sale Agreement.

      (t) The Seller is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

      (u) Both before and after giving effect to (i) each Purchase to be made and each Letter of Credit to be issued on the Closing Date or such other date as Purchases and Letters of Credit requested hereunder are made or issued, (ii) the disbursement of the proceeds of any Capital Investment, (iii) the consummation of each other transaction contemplated by the other Transaction Documents and
(iv) the payment and accrual of all transaction costs in connection with the foregoing, the Seller is Solvent.

      SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF THE SERVICER.

      The Servicer represents and warrants as follows:

      (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified or in good standing as a foreign entity could not reasonably be expected to have a Material Adverse Effect.

      (b) The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party and the other documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, are within the Servicer's corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene the Servicer's charter or code of regulations, (ii) violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Servicer under, or result in or require the creation of any lien upon or security interest in any property of the Servicer pursuant to the terms of, any Contract or any other agreement or instrument (other than any Transaction Document) binding on or affecting the Servicer or any of its properties.

      (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Servicer of any Transaction Document to which it is a party.

      (d) This Agreement has been, and each other Transaction Document to which the Servicer is a party when delivered will have been, duly executed and delivered by the Servicer. This Agreement is, and the other Transaction Documents to which the Servicer is party when delivered hereunder will be, the legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

      (e) Since December 31, 2002, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

      (f) There is no action, suit, investigation, litigation or proceeding pending or, to the knowledge of the Servicer, threatened in any court or before any arbitrator or governmental instrumentality that (i) could reasonably be expected to result in a Material Adverse Change or (ii) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the Transaction Documents or the transactions contemplated thereby.

      (g) Each Seller Report and Receivables Report (if prepared by the Servicer or one of its Affiliates, or to the extent that information contained therein is supplied by the Servicer or any Affiliate thereof), information, exhibit, financial statement, or other report or document furnished or to be furnished at any time by or on behalf of the Servicer to the Agent or any Owner in connection with this Agreement is and will be accurate in all material respects as of its date or as of the date so furnished, and no such report or document contains, or will contain, as of its date of delivery or the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of its date of delivery or the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

      (h) Since December 31, 2002, the Servicer has complied with the Credit and Collection Policy in all material respects and since the date of this Agreement there has been no change in the Credit and Collection Policy except as permitted hereunder.

      (i) The Servicer has not extended or modified the terms of any Pool Receivable or the Contract under which any such Pool Receivable arose, except in accordance with the Credit and Collection Policy or in accordance with Section 6.02(b).

                                   ARTICLE V

                GENERAL COVENANTS OF THE SELLER AND THE SERVICER

      SECTION 5.01. AFFIRMATIVE COVENANTS OF THE SELLER.

      Until the later of (i) the Termination Date and (ii) the date upon which no Capital Investment for any Receivable Interest shall be existing and no Yield, Letter of Credit Obligations, fees or other amounts remain unpaid under this Agreement, the Seller will:

      (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto.

      (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such qualification would materially adversely affect the interests of the Owners or the Agent hereunder or in the Pool Receivables and Related Security, or the ability of the Seller or the Servicer to perform their respective obligations hereunder or the ability of the Seller to perform its obligations under the Contracts.

      (c) Offices, Records and Books of Accounts. (i) Keep its principal place of business and chief executive office and the offices where it keeps its Records concerning the Pool Receivables at the address of the Seller referred to in Section 4.01(j) or, upon at least 30 days' prior written notice to the Agent, at any other location in a jurisdiction where all actions required by Section 6.05(a) shall have been taken, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable, the Outstanding Balance of each Pool Receivable and the dates which payments are due thereon and all Collections of and adjustments to each existing Pool Receivable).

      (d) Performance and Compliance with Contracts and Credit and Collection Policy. At its expense, timely and fully (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to the Pool Receivables and the related Contracts and (ii) as beneficiary of any Related Security, enforce such Related Security as reasonably requested by the Agent.

      (e) Examination of Records; Audits.

            (i) From time to time upon 2 Business Days' prior notice (except that during the continuance of an Event of Termination, no such notice shall be required) and during regular business hours as requested by the Agent and at the expense of the Seller, permit the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller, or the agents of the Seller, relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of the Seller, or the agents of the Seller, for the purpose of examining such materials described in clause
      (A) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters.

            (ii) At any time and from time to time, upon the Agent's request (at its own election or upon the request of the Required Purchasers) and at the expense of the Seller, the Seller shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables and/or a written report of an audit conducted by such accountants with respect to the Pool Receivables, Credit and Collection Policy, Lock-Box Account activity and the Seller's performance of its obligations under this Agreement and the Receivables Sale Agreement on a scope and in a form reasonably requested by the Agent for such audit; provided, however, that unless a Event of Termination or Potential Event of Termination shall be continuing, the Agent shall request no more than one such report during any calendar year.

            (iii) The Seller shall conduct, or shall cause to be conducted, at its expense and upon request of the Agent (at its own election or upon the request of the Required Purchasers), and present to the Agent for approval, such appraisals, investigations and reviews as the Agent shall request for the purpose of determining the Net Receivables Pool Balance, all upon notice and at such times during normal business hours and as often as may be reasonably requested. The Seller shall furnish to the Agent any information that the Agent may reasonably request regarding the determination and calculation of the Net Receivables Pool Balance including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Obligors in respect of Receivables referred to therein.

      (f) Keeping of Records and Books of Account. (i) Keep, or cause to be kept, proper books of record and account, which shall be maintained or caused to be maintained by the Seller and shall be separate and apart from those of any Affiliate of the Seller, in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP, (ii) to the extent Records are in written form, segregate such Records in file cabinets or storage containers and appropriately label such file cabinets or storage containers to reflect that the Receivable Interests have been conveyed to the Owners, and (iii) to the extent such Records constitute computer programs and other non-written Records, appropriately legend such Records to reflect that the Receivable Interests have been conveyed to the Owners. (g) Deposits to Lock-Box Accounts. Instruct, or cause the Servicer to instruct, all Obligors to make payments in respect of Pool Receivables to a Lock-Box Account and, if the Seller or any Originator shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by the Seller pursuant to Section 2.09), segregate and hold in trust such Collections and deposit such Collections, or cause such Collections to be deposited, to a Lock-Box Account within 2 Business Days following such receipt.

      (h) Maintenance of Separate Existence. Do all things necessary to maintain its corporate existence separate and apart from each Originator and other Affiliates of the Seller, including, without limitation, (i) maintaining proper corporate records and books of account separate from those of such Affiliates;
(ii) maintaining its assets, funds and transactions separate from those of such Affiliates, reflecting such assets, funds and transactions in financial statements separate and distinct from those of such Affiliates, and evidencing such assets, funds and transactions by appropriate entries in the records and books referred to in clause (i) above, and providing for its own operating expenses and liabilities from its own assets and funds other than certain expenses and liabilities relating to basic corporate overhead which may be allocated between the Seller and such Affiliates; (iii) holding such appropriate meetings or obtaining such appropriate consents of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by its Board of Directors, keeping minutes of such meetings and of meetings of its stockholders and observing all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law); (iv) at all times entering into its contracts and otherwise holding itself out to the public under the Seller's own name as a legal entity separate and distinct from such Affiliates; and (v) conducting all transactions and dealings between the Seller and such Affiliates on an arm's-length basis.

      (i) Compliance with Opinion Assumptions and Charter and By-Laws. Without limiting the generality of subsection (h) above, maintain in place all policies and procedures, and take and continue to take all actions, described in the assumptions as to facts set forth in, and forming the basis of, the opinions set forth in the opinion delivered to the Agent pursuant to subclause (xii)(C) of
Section 3.01(b), and comply with, and cause compliance with, the provisions of the charter and by-laws of the Seller delivered to the Agent pursuant to Section
3.01 as the same may, from time to time, be amended, supplemented or otherwise modified with the prior written consent of the Agent.

      (j) Purchase of Pool Receivables from Originators. With respect to each Pool Receivable acquired from any Originator by the Seller other than as a capital contribution, pay to such Originator (in accordance with the Receivables Sale Agreement) an amount which constitutes fair consideration and approximates fair market value for such Pool Receivable and in a sale the terms and conditions of which

(including, without limitation, the purchase price thereof) reasonably approximates an arm's-length transaction between unaffiliated parties.

      (k) Nature of Business and Permitted Transactions. Engage solely in the businesses and transactions authorized by Section 3 of its charter.

      (l) Transaction Documents. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under each of the Transaction Documents, maintain each of the Transaction Documents in full force and effect, enforce in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Agent, and make to any party to each of the Transaction Documents such demands and requests for information and reports or for action as the Seller is entitled to make thereunder and as may be from time to time reasonably requested by the Agent.

      SECTION 5.02. REPORTING REQUIREMENTS OF THE SELLER.

      Until the later of (i) the Termination Date and (ii) the date upon which no Capital Investment for any Receivable Interest shall be existing and no Yield, Letter of Credit Obligations, fees or other amounts remain unpaid under this Agreement, the Seller will furnish to the Agent for distribution to the
Purchasers:

      (a) Monthly Reports. Within 35 days after the end of each of the first 11 fiscal months in each Fiscal Year, financial information regarding the Seller consisting of unaudited balance sheets as of the close of such month and the related statements of income and cash flow for such month and that portion of the current Fiscal Year ending as of the close of such month, in each case certified by a chief financial officer or treasurer of the Seller as fairly presenting the financial position of the Seller as at the dates indicated and the results of its operations and cash flow for the periods indicated and recorded in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments) and in form reasonable acceptable to the Agent and the Required Purchasers.

      (b) Annual Reports. Within 95 days after the end of each Fiscal Year, financial information regarding the Seller consisting of balance sheets of the Seller as of the end of such year and related statements of income and cash flows of the Seller for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Financial Statements, without qualification, including, without limitation, as to the scope of the audit or as to the Seller being a going concern by the Seller's independent public accountants, together with the report of such accounting firm stating that (i) such financial statements fairly present the financial position of the Seller as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Seller's independent public accountants shall concur and that shall have been disclosed in the notes to the financial statements) and (ii) the examination by the Seller's independent public accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Seller such accounting firm has obtained no knowledge that a Potential Event of Termination or Event of Termination has occurred and is continuing, or, if in the opinion of such accounting firm, a Potential Event of Termination or Event of Termination has occurred and is continuing, a statement as to the nature thereof.

      (c) Notice of Event of Termination. As soon as possible and in any event within 2 Business Days after a Responsible Officer of the Seller first becomes aware of each Event of Termination or Potential Event of Termination continuing on the date of such statement, a statement of a Responsible Officer of the Seller setting forth details of such Event of Termination or Potential Event of Termination and the action which the Seller has taken and proposes to take with respect thereto.

      (d) Other. Upon demand, such other information, documents, records or reports respecting the Receivables, the Related Security, the Contracts or the condition or operations, financial or otherwise, of the Seller as the Agent may from time to time reasonably request.

      SECTION 5.03. NEGATIVE COVENANTS OF THE SELLER.

      Until the later of (i) the Termination Date and (ii) the date upon which no Capital Investment for any Receivable Interest shall be existing and no Yield, Letter of Credit Obligations, fees or other amounts remain unpaid under this Agreement, the Seller will not:

      (a) Sales, Adverse Claims, Etc.

      Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable or Related Security or Collections in respect thereof, or upon or with respect to any related Contract or any Deposit Account to which any Collections of any Pool Receivable are sent (including, without limitation, any Lock-Box Account), or assign any right to receive income in respect thereof.

      (b) Extension or Amendment of Receivables.

      Except as otherwise permitted in Section 6.02, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

      (c) Change in Business or Credit and Collection Policy.

      Make any change in the character of its business or in the Credit and Collection Policy that would, in either case, be reasonably likely to impair the collectibility of the Pool Receivables.

      (d) Change in Payment Instructions to Obligors.

      Add or terminate any bank as a Lock-Box Bank or any Deposit Account as a Lock-Box Account from those listed in Schedule I, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box Account, unless the Agent shall have received at least 20 days' prior written notice of such addition, termination or change and shall have received, with respect to each new Lock-Box Account, a Lock-Box Agreement executed by the Lock-Box Bank that maintains such Lock-Box Account and the Seller or any Originator, as applicable.

      (e) Deposits to Lock-Box Accounts.

      Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

      (f) Change of Name, Etc.

      Change its name, identity, form of legal structure or jurisdiction of organization, unless, prior to the effective date of any such change, the Seller delivers to the Agent (i) UCC financing statements necessary to reflect such change and to continue the perfection of the ownership interests in the Receivable Interests contemplated by this Agreement and (ii) if the identity or structure of the Seller has changed and such change adversely affects the rights of the Agent under then existing Lock-Box Agreements with the Seller to take control of the Lock-Box Accounts pursuant to Section 6.03(a), new

Lock-Box Agreements executed by the Seller and the Lock-Box Banks, to the extent necessary to reflect such changes and to continue to enable the Agent to exercise such rights.

      (g) Debt.

      Except as otherwise provided herein or in the Receivables Sale Agreement, create, incur, assume or suffer to exist any indebtedness, other than (i) indebtedness of the Seller representing fees, expenses and indemnities arising hereunder or under the Receivables Sale Agreement for the purchase price of the Receivables under the Receivables Sale Agreement, and (ii) other indebtedness of the Seller incurred in the ordinary course of its business in an amount not to exceed $9,500 at any time outstanding.

      (h) Lease Obligations.

      Create, incur, assume or suffer to exist any obligations as lessee for the rental or lease of real or personal property, other than for the lease or rental of an office space or office equipment for use by the Seller in the ordinary course of its business.

      (i) ERISA.

      Adopt, maintain, contribute to or incur or assume any obligation with respect to any Plan, Multiemployer Plan or Welfare Plan.

      (j) Investments in Other Persons.

      Except as otherwise provided herein or in the Receivables Sale Agreement, make or hold any Investment in any Person.

      (k) Sales, Etc., of Assets.

      Except as contemplated by this Agreement, sell, lease, transfer or otherwise dispose of any assets.

      (l) Merger, Etc.

      Consolidate with or merge into any other Person.

      (m) Organizational Documents.

      Amend, supplement or otherwise modify its charter or by-laws, in each case furnished to the Agent pursuant to clause (v) Section 3.01(b).

      (n) Accounting.

      Account for (including for accounting and tax purposes) or otherwise treat the transactions contemplated by the Receivables Sale Agreement in any manner other than as sales of Receivables by any Originator to the Seller, or account for (other than for tax purposes) or otherwise treat the transactions contemplated by this Agreement in any manner other than as sales of Receivable Interests by the Seller to the Agent for the account of the Purchasers, or otherwise change its (i) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Purchasers and the Agent or (ii) fiscal year.

      (o) Receivables Sale Agreement.

            (i) Cancel or terminate the Receivables Sale Agreement or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any term or condition of the Receivables Sale Agreement or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Receivables Sale Agreement or (iv) take any other action under the Receivables Sale Agreement not required by the terms thereof that would impair the value of any Receivable Assets (as defined therein) or the rights or interests of the Seller thereunder or of the Agent or any Owner or Indemnified Party hereunder or thereunder.

      (p) Adverse Claims on the Capital Stock of the Seller. Create or suffer to exist, any Adverse Claim upon or with respect to any of the Stock of the Seller.

      SECTION 5.04. AFFIRMATIVE COVENANTS OF THE SERVICER.

      Until the later of (i) the Termination Date and (ii) the date upon which no Capital Investment for any Receivable Interest shall be existing and no Yield, Letter of Credit Obligations, fees or other amounts remain unpaid under this Agreement, the Servicer will:

      (a) Compliance with Laws, Etc.

      Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto.

      (b) Preservation of Corporate Existence.

      Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such qualification would materially adversely affect the interests of the Owners or the Agent hereunder or in the Pool Receivables and Related Security, or the ability of the Servicer to perform its obligations hereunder.

      (c) Books of Accounts.

      Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable, the Outstanding Balance of each Pool Receivable and the dates which payments are due thereon and all Collections of and adjustments to each existing Pool Receivable).

      (d) Performance and Compliance with Contracts and Credit and Collection Policy.

      At its expense, timely and fully (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to the Pool Receivables and the related Contracts and (ii) as beneficiary of any Related Security, enforce and cause each other Originator to enforce such Related Security as reasonably requested by the Agent.

      (e) Examination of Records; Audits.

            (i) From time to time upon 2 Business Days prior notice (except that during the continuance of an Event of Termination, no such notice shall be required) and during regular business hours as requested by the Agent and at the expense of the Servicer, permit the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of any Originator, the Servicer, their respective Affiliates (other than the Seller) or the agents of such Originator, the Servicer or their respective Affiliates, relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of any Originator, the Servicer, their respective Affiliates (other than the Seller) or the agents of such Originator, the Servicer, or their respective Affiliates, for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Pool Receivables and the Related Security or the Servicer's performance hereunder or under the Contracts with any of the officers or employees of the Servicer having knowledge of such matters.

            (ii) The Agent may (at its own election or at the request of the Required Purchasers), at the Servicer's sole cost and expense, make test verifications of the Receivables in any manner and through any medium that the Agent considers advisable, and the Servicer shall furnish all such assistance and information as the Agent may require in connection therewith.

            (iii) At any time and from time to time, upon the Agent's request (at its own election or at the request of the Required Purchasers) and at the expense of the Servicer, the Servicer shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables and/or a written report of an audit conducted by such accountants with respect to the Pool Receivables, Credit and Collection Policy, Lock-Box Account activity and the Servicer's performance of its obligations under this Agreement and the Receivables Sale Agreement on a scope and in a form reasonably requested by the Agent for such audit; provided, however, that unless a Event of Termination or Potential Event of Termination shall be continuing, the Agent shall request no more than 4 such reports during any calendar year.

            (iv) The Servicer shall conduct, or shall cause to be conducted, at its expense and upon request of the Agent (at its own election or at the request of the Required Purchasers), and present to the Agent for approval, such appraisals, investigations and reviews as the Agent shall request for the purpose of determining the Net Receivables Pool Balance, all upon notice and at such times during normal business hours and as often as may be reasonably requested. The Servicer shall furnish to the Agent any information that the Agent may reasonably request regarding the determination and calculation of the Net Receivables Pool Balance including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Obligors in respect of Receivables referred to therein.

      (f) Keeping of Records and Books of Account.

            (i) Keep, or cause to be kept, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with GAAP, (ii) to the extent Records are in written form, segregate such Records in file cabinets or storage containers and appropriately label such file cabinets or storage containers to reflect that the Receivable Interests have been conveyed to the Owners, and (iii) to the extent such Records constitute computer programs and other non-written Records, appropriately legend such Records to reflect that the Receivable Interests have been conveyed to the Owners.

      (g) Deposits to Lock-Box Accounts.

      Instruct all Obligors to make payments in respect of Pool Receivables to a Lock-Box Account and, if the Servicer shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by the Seller pursuant to Section 2.09), segregate and hold in trust such Collections and deposit such Collections, or cause such Collections to be deposited, to a Lock-Box Account within 2 Business Days following such receipt.

      SECTION 5.05. REPORTING REQUIREMENTS OF THE SERVICER.

      Until the later of (i) the Termination Date and (ii) the date upon which no Capital Investment for any Receivable Interest shall be existing and no Yield, Letter of Credit Obligations, fees or other amounts remain unpaid under this Agreement, the Servicer will furnish to the Agent for distribution to the
Purchasers:

      (a) Monthly Reports. Within 35 days after the end of each of the first two fiscal months in each fiscal quarter, financial information regarding PolyOne and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such month and the related statements of income and cash flow for such month and that portion of the current Fiscal Year ending as of the close of such month, setting forth in comparative form the figures contained in the Projections or, if applicable, the latest business plan provided pursuant to clause (e) below for the current Fiscal Year, in each case certified by the chief financial officer, treasurer or other Responsible Officer acceptable to the Agent of PolyOne as fairly presenting the Consolidated financial position of PolyOne and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated and recorded in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments) and in form reasonably acceptable to the Agent and the Required Purchasers.

      (b) Quarterly Reports. Within 50 days after the end of each of the first 3 fiscal quarters of each Fiscal Year, financial information regarding PolyOne and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures contained in the Projections or, if applicable, the latest business plan provided pursuant to clause (e) below for the current Fiscal Year in each case certified by the chief financial officer, treasurer or other Responsible Officer acceptable to the Agent of PolyOne as fairly presenting the Consolidated financial position of PolyOne and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments) and in form reasonably acceptable to the Agent and the Required Purchasers.

      (c) Annual Reports. Within 95 days after the end of each Fiscal Year, financial information regarding PolyOne and its Subsidiaries consisting of Consolidated balance sheets of PolyOne and its Subsidiaries as of the end of such year and related statements of income and cash flows of PolyOne and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Consolidated financial statements, without qualification, including, but not limited to, as to the scope of the audit or as to PolyOne being a going concern by PolyOne's independent public accountants, together with the report of such accounting firm stating that (i) such financial statements fairly present the Consolidated financial position of PolyOne and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which PolyOne's independent public accountants shall concur and that shall have been disclosed in the notes to the financial statements) and (ii) the examination by PolyOne's independent public accountants in connection with such Consolidated

Financial Statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of PolyOne and its Subsidiaries such accounting firm has obtained no knowledge that an Event of Termination or a Potential Event of Termination has occurred and is continuing, or, if in the opinion of such accounting firm, a Potential Event of Termination or Event of Termination has occurred and is continuing, a statement as to the nature thereof.

      (d) Notice of Event of Termination. As soon as possible and in any event within 2 Business Days after a Responsible Officer of the Servicer, PolyOne or an Originator first becomes aware of each Event of Termination or Potential Event of Termination continuing on the date of such statement, a statement of the chief financial officer or treasurer of the Servicer setting forth details of such Event of Termination or Potential Event of Termination and the action which the Seller has taken and proposes to take with respect thereto.

      (e) Business Plan. Not later than the earlier of (i) 15 days after PolyOne has received the approval of its board of directors therefor and (ii) 90 days after the commencement of each Fiscal Year: (A) the annual business plan of PolyOne and its Subsidiaries for such Fiscal Year approved by the Board of Directors of PolyOne, (B) forecasts prepared by management of PolyOne for each fiscal month in such Fiscal Year and (C) forecasts prepared by management of PolyOne for such Fiscal Year and each of the succeeding Fiscal Years through the Commitment Termination Date, including, in each instance described in clauses
(B) and (C) above, (x) a projected year-end Consolidated balance sheet and income statement and statement of cash flows, (y) a statement of all of the material assumptions on which such forecasts are based and (z) containing the types of financial information contained in the Projections.

      (f) Public and Creditors' Reports. Promptly after the sending or filing thereof, copies of (a) all reports that PolyOne is required to provide or provides to the lenders under the Revolving Credit Agreement, (b) all reports PolyOne sends to its security holders generally, (c) all reports and registration statements that PolyOne or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (d) all press releases and (e) all other statements concerning material changes or developments in the business of PolyOne made available by PolyOne or any of its domestic Subsidiaries to the public or any other creditor.

      (g) Other. Upon demand, such other information, documents, records or reports respecting the Receivables, the Related Security, the Contracts or the condition or operations, financial or otherwise, of PolyOne as the Agent may from time to time reasonably request.

      SECTION 5.06. NEGATIVE COVENANTS OF THE SERVICER.

      Until the later of (i) the Termination Date and (ii) the date upon which no Capital Investment for any Receivable Interest shall be existing and no Yield, fees or other amounts remain unpaid under this Agreement, the Servicer will not:

      (a) Extension or Amendment of Receivables.

      Except as otherwise permitted in Section 6.02, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

      (b) Change in Business or Credit and Collection Policy.

      Make any change in the character of its business or in the Credit and Collection Policy that would, in either case, be reasonably likely to impair the collectibility of the Pool Receivables.

      (c) Change in Payment Instructions to Obligors.

      Add or terminate any bank as a Lock-Box Bank or any Deposit Account as a Lock-Box Account from those listed in Schedule I, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box Account, unless the Agent shall have received at least 20 days' prior written notice of such addition, termination or change and shall have received, with respect to each new Lock-Box Account, a Lock-Box Agreement executed by the Lock-Box Bank that maintains such Lock-Box Account and the Seller or any Originator, as applicable.

      (d) Deposits to Lock-Box Accounts.

      Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

      (e) Accounting. Change its (i) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Purchasers and the Agent or (ii) fiscal year.

      (f) Asset Sales. Sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets (other than the sale or disposition of inventory in the ordinary course of business) unless (i) no Potential Event of Termination or Event of Termination is continuing or would result therefrom, (ii) such sale or other transfer is for Fair Market Value,
(iii) 75% of the proceeds of such sale or transfer are payable in cash to the Servicer upon the consummation of such sale, and (iv) if the Fair Market Value of such asset is in excess of $25,000,000, the Board of Directors of the Servicer has approved such sale.

      (g) Adverse Claims on the Capital Stock of the Seller. Create or suffer to exist, any Adverse Claim upon or with respect to any of the Stock of the Seller.

      SECTION 5.07. AFFIRMATIVE FINANCIAL COVENANTS OF THE SERVICER.

      Until the later of the Termination Date and the date upon which no Capital Investment for any Receivable Interest shall be existing and no Yield, Letter of Credit Obligations, fees or other amounts remain unpaid under this Agreement, the Servicer will, so long as the Servicer shall be PolyOne or an Affiliate thereof:

      (a) Interest Coverage Ratio. Maintain as of the end of any fiscal quarter during each period set forth below, an Interest Coverage Ratio of not less than the applicable ratio set forth below:

                  FISCAL QUARTER                               RATIO
                  September 30, 2003                           1.00 to 1

                  December 31, 2003                            1.00 to 1

                  March 31, 2004                               1.15 to 1

                  June 30, 2004                                1.25 to 1

                  September 30, 2004                           1.75 to 1

                  December 31, 2004                            2.00 to 1

                  March 31, 2005                               2.00 to 1

                  June 30, 2005                                2.25 to 1

                  September 30, 2005 and thereafter            2.5 to 1

      (b) Minimum Excess Availability. Maintain on each day Total Excess Availability in an amount not less than $25,000,000 and Receivables Excess Availability in an amount not less than $15,000,000.

      SECTION 5.08. NEGATIVE FINANCIAL COVENANTS OF THE SERVICER.

      Until the later of the Termination Date and the date upon which no Capital Investment for any Receivable Interest shall be existing, and no Yield, Letter of Credit Obligations, fees or other amounts shall remain unpaid under this Agreement, the Servicer (so long as the Servicer shall be PolyOne or an Affiliate thereof) will not:

      (a) Capital Expenditures. Make or incur, or permit its Subsidiaries to make or incur, Capital Expenditures during each of the Fiscal Years set forth below, in an aggregate amount in excess of the maximum amount set forth below for such Fiscal Year:

                                                   MAXIMUM CAPITAL
                    FISCAL YEAR ENDING              EXPENDITURES
                    ------------------              ------------
                      December 2003                  $75,000,000
                      December 2004                  $90,000,000;
                    and each Fiscal Year
                       thereafter

provided, however, that to the extent that actual Capital Expenditures for any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), 50% of the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year.

      (b) Restricted Payments. Directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment unless, after giving effect to such Restricted Payment, (i) Total Excess Availability (calculated on a pro forma basis using the average Total Excess Availability for each day during the immediately preceding calendar month) is not less than the greater of (A) $210,000,000, reduced by the amount of any Scheduled Other Debt Payment made during said immediately preceding calendar month, and (B) $150,000,000, and (ii) the Adjusted EBITDA of the Servicer and its Subsidiaries for the twelve-month period ending on the last day of the most recently completed Fiscal Period is not less than $200,000,000.

      (c) Prepayment of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt and will not permit any of its Subsidiaries to do any of the foregoing; provided, however, that the Servicer or any Subsidiary of the Servicer may (i) prepay any obligations hereunder in accordance with the terms of this Agreement, (ii) make regularly scheduled or otherwise required repayments or redemptions of Debt, (iii) prepay Debt under the Revolving Credit Agreement, (iv) prepay any Debt payable to the Servicer by any of its Subsidiaries, (v) prepay PolyOne's 9?% Senior Notes due 2003 with the proceeds of the Senior Notes deposited into escrow on the Closing Date, (vi) renew, extend, refinance and refund Debt on terms no less favorable to the Servicer or its Subsidiary obligated thereunder, including as to weighted average maturity and final maturity, than the Debt being renewed, extended, refinanced or refunded, and (vii) prepay any other obligations on any Debt provided that before and after giving effect to such prepayment (a) Total Excess Availability (calculated on a pro forma basis using the average Total Excess Availability for each day during the immediately preceding calendar month) is not less than the greater of (x) $210,000,000, reduced by the amount of any Scheduled Other Debt Payment made during said immediately preceding calendar month, and (y) $150,000,000, and (b) the Adjusted EBITDA of the Servicer and its Subsidiaries for the twelve-month period ending on the last day of the most recently completed Fiscal Period is not less than $200,000,000.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

      SECTION 6.01. DESIGNATION OF SERVICER.

      The Pool Receivables shall be serviced, administered and collected by the Person (the "Servicer") designated to do so from time to time in accordance with this Section 6.01. Until the Agent designates a new Servicer, PolyOne is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Agent may at any time designate as Servicer any Person (including itself) to succeed PolyOne or any successor Servicer, if such Person (other than itself) shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Servicer may subcontract with each Originator to service, administer or collect the Pool Receivables that such Originator creates, and may, with the prior consent of the Agent, subcontract with any other Person to service, administer or collect the Pool Receivables, provided that such other Originator or other Person with whom the Servicer so subcontracts shall not become the Servicer hereunder and the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof.

      SECTION 6.02. DUTIES OF SERVICER.

      (a) The Servicer shall take or cause to be taken all such commercially reasonable actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, the Purchasers and the Agent hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts.

      (b) The Servicer shall set aside and hold in trust for the account of the Seller and each Owner their respective allocable shares of the Collections of Pool Receivables in accordance with Sections 2.07 and 2.08, but shall not be required (unless otherwise requested by the Agent) to segregate the funds constituting such portion of such Collections prior to the remittance thereof in accordance with such Sections. If instructed by the Agent, the Servicer shall segregate and deposit with a bank (which may be Citicorp) designated by the Agent such allocable share of Collections of Pool Receivables set aside for each Owner on the first Business Day following receipt by the Servicer of such Collections. If no Event of Termination or Potential Event of Termination shall have occurred and be continuing, PolyOne, while it is the Servicer, may, in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Outstanding Balance of any Receivable (that is not an Eligible Receivable) as PolyOne may determine to be appropriate to maximize Collections thereof, (ii) extend the term of any Contract and (iii) adjust any other terms and conditions of any Contract if, but only if (in the case of this clause (iii)), the Servicer gives at least 2 Business Days' prior written notice of such adjustments to the Agent and the Agent agrees in writing to such adjustments.

      (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Section 2.09. The Servicer shall set aside and hold in trust for the account of the Seller in accordance with Section 6.02(b) above, (i) the Seller's allocable share of the Collections of Pool Receivables less all reasonable out-of-pocket costs and expenses of the Servicer of servicing, administering and collecting the Pool Receivables to the extent not covered by the Servicer Fee received by it and (ii) the Collections of any Receivable which is not a Pool Receivable in accordance with Section 2.09. The Servicer shall, if not PolyOne, as soon as practicable following receipt, turn over to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

      (d) The Servicer shall hold in trust for the Seller and each Owner, in accordance with their respective interests, all Records that evidence or relate to the Pool Receivables. The Servicer shall, upon the occurrence and during the continuance of any Event of Termination, and at the request of the Agent, provide to the Agent the Records with respect to the Pool Receivables.

      (e) The Servicer shall, from time to time at the request of the Agent, furnish to the Agent (promptly after any such request) a calculation of the amounts set aside for each Owner pursuant to Section 2.07 or 2.08.

      SECTION 6.03. RIGHTS OF THE AGENT.

      (a) The Seller and PolyOne each hereby transfer to the Agent the exclusive ownership, dominion and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments, and shall take any further action that the Agent may reasonably request to effect such transfer. Further, the Agent may notify at any time and at the Seller's expense the Obligors of Pool Receivables, or any of them, of the ownership of Receivable Interests by the Owners.

      (b) At any time:

            (i) The Agent may direct the Obligors of Pool Receivables, or any of them, to make payment of all amounts due or to become due to the Seller under any Pool Receivable directly to the Agent or its designee.

            (ii) The Seller and PolyOne each shall, at the Agent's request and at the Seller's and PolyOne's expense, give notice of such ownership to such Obligors and direct them to make such payments directly to the Agent or its designee.

            (iii) The Seller and PolyOne each shall, at the Agent's request, (A) assemble all of the Records which evidence or relate to the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Agent at a place reasonably selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections or other proceeds of Pool Receivables in a manner reasonably acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

            (iv) The Agent may take any and all commercially reasonable steps in the Seller's or PolyOne's name and on behalf of the Seller and the Owners necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller's or PolyOne's name on checks and other instruments representing Collections or other proceeds of Pool Receivables, enforcing such Pool Receivables and the related Contracts, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as the Seller or PolyOne might have done.

      SECTION 6.04. RESPONSIBILITIES OF THE SELLER.

      Anything herein to the contrary notwithstanding:

      (a) The Seller and PolyOne each shall perform all of its obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not release PolyOne or the Seller from such obligations or its obligations with respect to Pool Receivables or under the related Contracts; and

      (b) Neither the Agent nor the Owners shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller or any Originator thereunder.

      SECTION 6.05. FURTHER ACTION EVIDENCING PURCHASES.

      (a) The Seller and the Servicer each agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect, protect or more fully evidence the Receivable Interests purchased by the Owners hereunder, or to enable any of them or the Agent to exercise and enforce any of their respective rights and remedies hereunder. Without limiting the generality of the foregoing, the Seller and the Servicer each will upon the request of the Agent, in order to perfect, protect or evidence such Receivable Interests: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary, or as the Agent may reasonably request; (ii) mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Agent, evidencing that such Receivable Interests have been sold in accordance with this Agreement; and (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend.

      (b) The Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto, now existing or hereafter arising, without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto shall be sufficient as a financing statement where permitted by law.

      (c) If the Servicer or the Seller fails to perform any agreement contained herein, then after notice to the Servicer or the Seller, as applicable, the Agent may itself perform, or cause performance of, such agreement, and the reasonable costs and expenses of the Agent incurred in connection therewith shall be payable by the Seller under Section 10.01 or Section 11.04, as applicable.

                                  ARTICLE VII

                              EVENTS OF TERMINATION

      SECTION 7.01. EVENTS OF TERMINATION.

      If any of the following events ("Events of Termination") shall occur and be continuing:

      (a) The Seller or the Servicer shall fail to make any payment or deposit to be made by it hereunder when due and such failure remains unremedied for 3 days; or

      (b) Any representation or warranty made or deemed made by the Seller or any Originator or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or in any Seller Report, or Receivables Report or any other written report, certificate or information delivered by or on behalf of the Seller or any Originator or the Servicer (or any of their respective officers) pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made or delivered; or

      (c) (i) The Seller or the Servicer shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e), 5.01(g), 5.02, 5.03, 5.04(e), 5.04(g), 5.05 or 5.06 of this Agreement, (ii) any Originator shall fail to perform or observe any term, covenant or agreement contained in Section 4.01(g), 4.01(i), 4.01(j)(iii) or 4.02 of the Receivables Sale Agreement; or
(iii) the Seller, the Servicer, PolyOne (other than in its capacity as Servicer) or any Originator shall fail to perform or observe any other term, covenant or agreement contained in any Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 3 Business Days after the earlier of (A) the date on which a Responsible Officer of PolyOne becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Seller by the Agent or any Purchaser; or

      (d) The Seller or PolyOne shall fail to pay any principal of, or premium or interest on, any of its Debt that is outstanding in a principal amount of at least $9,500, in the case of the Seller, and $15,000,000, in the case of PolyOne (including, without limitation, all amounts outstanding under the Revolving Credit Agreement) or any Originator, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

      (e) Any Purchase or any reinvestment pursuant to Section 2.07 shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest or security interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or

      (f) The Seller, the Servicer or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the

Servicer or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, the Servicer or any Originator shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

      (g) The Net Receivables Pool Balance shall be less than the Required Net Receivables Pool Balance for a period of 2 consecutive Business Days or more; or

      (h) Since December 31, 2002, there shall have been any Material Adverse Change (other than to the extent expressly set forth on Schedule V hereto or disclosed in any public filing prior to the date hereof with the Securities and Exchange Commission); or

      (i) Any provision of any Transaction Document shall for any reason cease to be a legal, valid and binding obligation of the Seller, the Servicer or any Originator, as applicable, or the Seller, the Servicer or any Originator, as applicable, shall so state in writing; or

      (j) A Change of Control shall occur; or

      (k) The charter or by-laws of the Seller shall be amended, supplemented or otherwise modified without consent of the Agent;

then, and in any such event, the Agent shall, at the request, or may with the consent, of the Required Purchasers, by notice to the Seller and the Servicer declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice, or both) described in subsection (f) of this Section 7.01, the Termination Date shall occur, and the Agent may replace the Servicer pursuant to Section 6.01. Upon any such occurrence of the Termination Date, the Agent and each Owner shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under any and all applicable laws, which rights shall be cumulative.

      SECTION 7.02. ACTIONS IN RESPECT OF LETTERS OF CREDIT.

      Upon the occurrence or declaration of the Termination Date, pursuant to
Section 2.08, the Servicer shall set aside and hold in trust as security for repayment of all amounts with respect to undrawn Letters of Credit for the Purchasers an amount equal to (a) 105% in respect of Standby Letters Of Credit and (b) 115% in respect of Documentary Letters of Credit, of the Letter of Credit Undrawn Amount. The Servicer may, from time to time, apply such funds in accordance with Section 2.08.

                                  ARTICLE VIII

                                    THE AGENT

      SECTION 8.01. AUTHORIZATION AND ACTION.

      Each Purchaser and the Issuing Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Transaction Documents and the other instruments and documents delivered pursuant hereto as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. The Agent agrees to give to each Purchaser and the Issuing Bank copies of each notice (including, without limitation, each report and financial statement received hereunder or under any other Transaction Document) given to the Agent by the Seller, the Servicer or an Originator pursuant to the terms of this Agreement or any other Transaction Document. The Agent further agrees that the Required Purchasers may compel the Agent to make any request that the Agent may but is not required to make hereunder.

      SECTION 8.02. AGENT'S RELIANCE, ETC.

      Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any other Transaction Document or any other instrument or document delivered pursuant hereto (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Servicer pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, except as otherwise agreed by the Agent and any Owner, the Agent: (i) may consult with legal counsel (including counsel for the Seller, the Servicer or any Originator), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Owner and shall not be responsible to any Owner for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document or any other instrument or document delivered pursuant hereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document or any other instrument or document delivered pursuant hereto on the part of the Seller or any Originator or to inspect the property (including the books and records) of the Seller or any Originator; (iv) shall not be responsible to any Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created hereunder or under the Receivables Sale Agreement; and (v) shall incur no liability under or in respect of this Agreement or any other Transaction Document or any other instrument or document delivered pursuant hereto by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 8.03. CITICORP AND AFFILIATES.

      With respect to any Capital Investment or any Receivable Interest owned by it, Citicorp shall have the same rights and powers under this Agreement as any other Purchaser and may exercise the same as though it were not the Agent. Citicorp and its Affiliates may generally engage in any kind of business with the Seller or any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Originator or any Obligor or any of their respective Affiliates, all as if Citicorp were not the Agent and without any duty to account therefor to the Purchasers.

      SECTION 8.04. PURCHASE DECISIONS.

      Each Purchaser acknowledges that it has, independently and without reliance upon the Agent or any of its Affiliates or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and to purchase undivided ownership interests in Pool Receivables hereunder. Each Purchaser also acknowledges that it shall, independently and without reliance upon the Agent, any of its Affiliates or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

      SECTION 8.05. INDEMNIFICATION.

      The Purchasers agree to indemnify the Agent (to the extent not promptly reimbursed by the Seller), ratably according to the Receivable Interests then owned by them (or, if no Receivable Interest is at that time owned by them, ratably according to their respective Commitments) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or any action taken or omitted by the Agent under this Agreement or any other Transaction Document or any such instrument or document; provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Purchasers agree to reimburse the Agent, ratably according to the Receivable Interests then owned by them (or, if no Receivable Interest is at that time owned by any of them, ratably according to their respective Commitments), promptly upon demand for any costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) payable by the Seller to the Agent under Section 11.04, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Seller.

      SECTION 8.06. POSTING OF APPROVED ELECTRONIC COMMUNICATIONS.

      (a) Subject to Section 11.05 and certain limited exceptions in respect of which the Company has delivered prior written notice to the Agent, each of the Purchasers, the Issuing Bank, the Servicer and the Seller agree, that the Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Purchasers and Issuing Bank by posting such Approved Electronic Communications on "e-Disclosure", the Agent's internet delivery system that is part of Fixed Income Direct, Global Fixed Income's primary web portal, or successor electronic platform chosen by the Agent to be its internet delivery system (the "Approved Electronic Platform").

      (b) Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Purchasers, the Issuing Bank, the Servicer and the Seller acknowledges and agrees, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Purchasers, the Issuing Bank, the Servicer and the Seller hereby approves, and the Servicer shall cause each other Originator to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

      (c) The Approved Electronic Communications and the Approved Electronic Platform are provided "as is" and "as available". None of the Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the "Agent Affiliates") warrant the accuracy, adequacy or completeness of the Approved Electronic Communications and the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications and the Approved Electronic Platform. No warranty of any kind, express, implied or statutory (including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects) is made by the Agent Affiliates in connection with the Approved Electronic Communications.

                                   ARTICLE IX

                       ASSIGNMENT OF RECEIVABLE INTERESTS

      SECTION 9.01. PURCHASER'S ASSIGNMENT OF RIGHTS AND OBLIGATIONS.

      (a) Each Purchaser may assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Receivable Interests owned by it); provided, however, that (i) each such assignment shall be a constant, and not a varying, percentage of such Purchaser's rights and obligations under this Agreement and the Receivable Interests owned by it, (ii) in the case of any assignment by any Purchaser that is not assigning pursuant thereto all of its right and obligations under this Agreement, (A) the amount of the Commitment (determined as of the date of the applicable Assignment and Acceptance) being assigned pursuant to each such assignment shall be at least $5,000,000, or (B) the aggregate amount of all Commitments (determined as of the date of the applicable Assignments and Acceptances) being assigned by such Purchaser on such date to two or more Eligible Assignees that are Affiliates of each other shall be at least $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recording fee of $3,500 and (v) the consent of the Agent and the Seller (which consent shall not be unreasonably withheld or delayed and shall not be required at all following an Event of Termination) shall first have been obtained. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the later of (x) the date the Agent receives the executed Assignment and Acceptance and (y) the date of such Assignment and Acceptance, (1) the Assignee thereunder shall be a party hereto and shall have all the rights and obligations of a Purchaser hereunder and (2) the assigning Purchaser shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment and acceptance, relinquish its rights and be released from its obligations under this Agreement.

      (b) By executing and delivering an Assignment and Acceptance, the assigning Purchaser and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created hereunder or under the Receivables Sale Agreement; (ii) the assigning Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or any Originator or the performance or observance by the Seller or any Originator of any of their respective obligations under this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received copies of this Agreement and the other Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, any of its Affiliates, the assigning Purchaser or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents and the other instruments and documents furnished pursuant hereto; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Transaction Documents and the other instruments and documents furnished pursuant hereto as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto;
(vii) such Assignee appoints as its agent the Servicer from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the Pool Receivables and the Related Security and Collections with respect thereto and the related Contracts; and (viii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Purchaser.

      (c) The Agent shall maintain at its office referred to in Section 11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Purchasers and the Commitment of, and each Receivable Interest owned by, each Purchaser from time to time, which Register shall be available for inspection by the Seller at any reasonable time and from time to time upon reasonable prior notice. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Servicer, the Purchasers and the Agent may treat each Person whose name is recorded in the Register as a Purchaser hereunder for all purposes of this Agreement. No Receivable Interest, Letter of Credit Obligation, Reimbursement Obligation, nor any Assignment and Acceptance, shall be effective unless it is entered in the Register in due course.

      (d) Upon its receipt of an Assignment and Acceptance executed by any assigning Purchaser and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Seller and the Servicer.

      (e) Each Purchaser may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Transaction Documents (including all its rights and obligations with respect to Capital Investment and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Transaction Documents, the consent to any departure by the Seller, the Servicer or any Originator therefrom, or to the exercising or refraining from exercising any powers or rights such Purchaser may have under or in respect of the Transaction Documents (including the right to enforce the obligations of the Seller, the Servicer or any Originator), except if any such amendment, waiver or other modification or consent would reduce the amount, or postpone any date fixed for, any amount (whether of Capital, Yield or fees) payable to such participant under the Transaction Documents, to which such participant would otherwise be entitled under such participation. In the event of the sale of any participation by any Purchaser, (w) such Purchaser's obligations under the Transaction Documents shall remain unchanged, (x) such Purchaser shall remain solely responsible to the other parties for the performance of such obligations, (y) such Purchaser shall remain the holder of such Capital for all purposes of this Agreement and (z) the Seller, the Agent and the other Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.12(a), 2.13 and 2.14 as if it were a Purchaser; provided, however, that anything herein to the contrary notwithstanding, the Seller shall not, at any time, be obligated to make under Section 2.12(a), 2.13 or 2.14 to the participants in the rights and obligations of any Purchaser (together with such Purchaser) any payment in excess of the amount the Seller would have been obligated to pay to such Purchaser in respect of such interest had such participation not been sold.

      (f) The Issuing Bank may at any time assign its rights and obligations hereunder to any other Purchaser by an instrument in form and substance satisfactory to the Seller, the Agent, such Issuing Bank and such Purchaser. If the Issuing Bank ceases to be a Purchaser hereunder by virtue of any assignment made pursuant to this Section 9.01, then, as of the effective date of such cessation, such Issuing Bank's obligations to Issue Letters of Credit pursuant to Section 2.4 shall terminate and such Issuing Bank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit issued prior to such date.

                                   ARTICLE X

                                 INDEMNIFICATION

      SECTION 10.01. INDEMNITIES.

      Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, and whether or not any of the transactions contemplated hereby are consummated, the Seller hereby agrees to indemnify each Indemnified Party from and against, and hold each thereof harmless from, any and all claims, losses, liabilities, costs and expenses of any kind whatsoever (including, without limitation, reasonable attorneys' fees and expenses) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of, or resulting from, in whole or in part, one or more of the following:
(a) this Agreement or any other Transaction Document or any other agreement or document delivered or to be delivered in connection with this Agreement; (b) the use of proceeds of any Purchase or reinvestment; (c) the interest of any Owner in any Receivable, any Contract or any Related Security; or (d) any transaction contemplated by this Agreement or any other Transaction Document or any other agreement or document delivered or to be delivered in connection with this Agreement; excluding, however, Indemnified Amounts to the extent resulting from either (x) the gross negligence or willful misconduct on the part of such Indemnified Party, or (y) the failure to collect amounts in respect of a Pool Receivable, to the extent such failure results from a discharge of the Obligor with respect thereto in a proceeding in respect of such Obligor under applicable bankruptcy laws or otherwise results from the Obligor's financial inability to pay such amounts. Without limiting or being limited by the foregoing and whether or not any of the transactions contemplated hereby are consummated, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts which relate to or result from, or which would not have occurred but for, one or more of the following:

            (i) any Receivable becoming a Pool Receivable which is not at the date of the initial creation of an interest therein hereunder an Eligible Receivable;

            (ii) any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any other Transaction Document or any Seller Report or Receivables Report or other document delivered or to be delivered in connection herewith or with any other Transaction Document being incorrect in any material respect when made or deemed made or delivered;

            (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract or any Related Security with respect thereto; or the failure of any Pool Receivable or the related Contract or any Related Security with respect thereto to conform to any such applicable law, rule or regulation;

            (iv) the failure to vest in the Owner of a Receivable Interest a first priority perfected undivided percentage ownership interest, to the extent of such Receivable Interest, in each Receivable in, or purported to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim; or the failure of the Seller to have obtained a first priority perfected ownership interest in the Pool Receivables and the Related Security and Collections with respect thereto transferred or purported to be transferred to the Seller under the Receivables Sale Agreement, free and clear of any Adverse Claim;

            (v) the failure of the Seller to have filed, or any delay by the Seller in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable in, or purported to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any Purchase or reinvestment or at any subsequent time unless such failure results directly and solely from the Agent's failure to take appropriate action;

            (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Receivable in, or purported to be in, the Receivables Pool (including, without limitation, any defense based on the fact or allegation that such Receivable or the related Contract is not a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services;

            (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or to perform its duties or obligations under any Contract;

            (viii) any product liability, personal injury, copyright infringement, theft of services, property damage, or other breach of contract, antitrust, unfair trade practices or tortious claim arising out of or in connection with the subject matter of any Contract or out of or in connection with any transaction contemplated by this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or such Contract;

            (ix) the commingling by the Seller of Collections of Pool Receivables at any time with other funds;

            (x) any action or omission by the Seller, reducing or impairing the rights of any Owner of a Receivable Interest under this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto or with respect to any Pool Receivable;

            (xi) any cancellation or modification of a Pool Receivable, the related Contract or any Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise;

            (xii) any investigation, litigation or proceeding related to or arising from this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto, or any transaction contemplated by this Agreement or any Contract or the use of proceeds from any Purchase or reinvestment pursuant to this Agreement, or the ownership of, or other interest in, any Receivable, the related Contract or Related Security;

            (xiii) the existence of any Adverse Claim against or with respect to any Pool Receivable, the related Contract or the Related Security or Collections with respect thereto;

            (xiv) any failure by the Seller to pay when due any taxes, including without limitation sales, excise or personal property taxes, payable by the Seller in connection with any Receivable or the related Contract or any Related Security with respect thereto;

            (xv) any claim brought by any Person other than an Indemnified Party arising from any activity of the Seller in servicing, administering or collecting any Pool Receivable;

            (xvi) any failure by any Lock-Box Bank to comply with the terms of the Lock-Box Agreement to which it is a party; or

            (xvii) to the extent not covered by the foregoing clauses, the occurrence and continuance of any Event of Termination other than an Event of Termination arising under Section 7.01(f).

                                   ARTICLE XI

                                  MISCELLANEOUS

      SECTION 11.01. AMENDMENTS, ETC.

      No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Agent and the Required Purchasers and, in the case of any such amendment, the Seller and the Servicer, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

      (a) without the prior written consent of each Purchaser,

            (i) amend the definitions of "Eligible Receivable", "Net Receivables Pool Balance", "Required Net Receivables Pool Balance", "Reserve Percentage", "Required Purchasers" or "Super-Majority Purchasers", or

            (ii) amend, modify or waive any provision of this Agreement in any way which would

                        (A) reduce the amount of a Capital Investment or Yield
                  that is payable on account of any Receivable Interest or Reimbursement Obligation or delay any scheduled date for payment thereof or change the order of application of Collections to the payment thereof, or

                        (B) impair any rights expressly granted to such
                  Purchaser or such Owner under this Agreement, or

                        (C) reduce fees payable by the Seller to or for the
                  account of such Purchaser hereunder or delay the dates on which such fees are payable, or

            (iii) amend or waive the Event of Termination contained in Section 7.01(f) relating to the bankruptcy of the Seller, the Servicer, or any Originator, or amend or waive the Event of Termination contained in
      Section 7.01(g) relating to the Net Receivables Pool Balance, or

            (iv) change the percentage of Commitments, or the number of Owners or Purchasers, which shall be required for the Purchasers or any of them to take any action hereunder, or

            (v) amend this Section 11.01, or

            (vi) extend the Commitment Termination Date, or

            (vii) increase the amount of the Total Commitment;

      (b) without the consent of the applicable Purchaser, increase the Commitment of such Purchaser, subject such Purchaser to any additional obligations, or decrease the Receivable Interest of such Purchaser; and

      (c) without the prior written consent of the Super-Majority Purchasers, amend Section 5.07(b) or the definition of "Total Excess Availability" or "Receivables Excess Availability",

provided, however, that the Agent shall not, without the prior written consent of the Required Purchasers, either agree to any amendment or waiver of any provision of the Intercreditor Agreement or consent to any departure from the Intercreditor Agreement by any party thereto, and provided further, that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Purchasers required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Transaction Documents,
(y) no amendment, waiver or consent shall, unless in writing and signed by the Swing Purchaser in addition to the Purchasers required above to take such action, affect the rights or duties of the Swing Purchaser under this Agreement or the other Transaction Documents and (z) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Purchasers required above to take such action, affect the rights or duties of the Issuing Bank under this Agreement or the other Transaction Documents.

      No failure on the part of any Purchaser or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Without limiting the foregoing, each Purchaser is hereby authorized by the Seller upon the occurrence and during the continuance of an Event of Termination, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Purchaser to or for the credit or the account of the Seller against any and all of the obligations of the Seller now or hereafter existing under this Agreement to such Purchaser or, if such Purchaser is Citicorp, to the Agent or any Affiliate thereof, irrespective of whether or not any formal demand shall have been made under this Agreement and although such obligations may be unmatured. Each Purchaser agrees promptly to notify the Seller after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Purchaser under this Section 11.01 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Purchaser may have.

      SECTION 11.02. NOTICES, ETC.

      All notices and other communications hereunder shall, unless otherwise stated herein, be given in writing or by any telecommunication device capable of creating a written record (including electronic mail), (i) to each of the Seller, the Issuing Bank, the Servicer, the Agent and the Initial Purchasers, at its address set forth under its name on the signature pages hereof, (ii) to each Purchaser other than the Initial Purchasers, at its address specified on the Assignment and Acceptance pursuant to which it became a Purchaser hereunder or
(iii) to any party hereto at such other address as shall be designated by such party in a notice to the other parties hereto given as provided herein. All such notices and communications shall be effective when received.

      SECTION 11.03. BINDING EFFECT; ASSIGNABILITY.

      This Agreement shall be binding upon and inure to the benefit of the Seller, PolyOne, the Agent, the Issuing Bank, the Swing Purchaser and each Purchaser and their respective successors and assigns, except that neither the Seller nor PolyOne shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of all Purchasers. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as no Capital Investment or any obligation of the Seller, PolyOne, any Originator or the Servicer under any Transaction Document shall be outstanding; provided, however, that rights and remedies with respect to the provisions of Sections 2.12, 2.13, 2.14, 10.01, 11.04, 11.06, and 11.07 shall be continuing and shall survive any termination of this Agreement.

      SECTION 11.04. COSTS AND EXPENSES.

      The Seller agrees to pay, upon receipt of a written invoice, all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables) of, and searches and filings in respect of, this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and disbursements of (a) counsel for the Agent with respect thereto and advising the Agent as to its rights and remedies hereunder and (b) internal and external auditors. The Seller further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and disbursements), of each Owner, the Agent or any Affiliate thereof, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered in connection herewith or therewith. Each written invoice shall set forth the basis therefor in reasonable detail and shall be conclusive and binding absent manifest error.

      SECTION 11.05. CONFIDENTIALITY.

      (a) The Seller, the Servicer, PolyOne, the Purchasers and the Agent hereby agree that each of the Servicer, PolyOne, the Seller, the Purchasers and the Agent (and each of their respective, and their respective Affiliates, employees, officers, directors, agents and advisors) is, and has been from the commencement of discussions with respect to the receivables program established hereunder, permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of the receivables program established hereunder, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Servicer, PolyOne, the Seller, such Purchasers or the Agent related to such structure and tax aspects. In this regard, each of the Servicer, PolyOne, the Seller, the Purchasers and the Agent acknowledges and agrees that its disclosure of the structure or tax aspects of the receivables program established hereunder is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Servicer, PolyOne, the Seller, the Purchasers and the Agent acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the receivables program established hereunder is limited in any other manner (such as where the receivables program established hereunder is claimed to be proprietary or exclusive) for the benefit of any other Person. To the extent that disclosure of the structure or tax aspects of the receivables program established hereunder by the Servicer, PolyOne, the Seller, the Agent or the Purchasers is limited by any existing agreement between the Servicer, PolyOne, the Seller, the Agent or the Purchasers, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the structure and tax aspects of the receivables program established hereunder as provided in this clause (a).

      (b) Subject to clause (a) of this Section 11.05, neither the Agent nor any Purchaser may disclose to any Person any confidential, proprietary or non-public information of any Originator or the Seller furnished to the Agent or the Purchasers by either an Originator or the Seller (such information being referred to collectively herein as the "Originator's Information"), except that each of the Agent and each of the Purchasers may disclose Originator's Information (i) to its and its Affiliates' employees, officers, directors, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Originator's Information and instructed to keep such Originator's Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) if reasonably necessary in connection with the exercise of any remedies hereunder or under any other Transaction Document or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder,
(vi) subject to an agreement containing provisions substantially the same as those of this Section 11.05 to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (vii) to the extent such Originator's Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 11.05 by the Agent or such Purchaser, or (B) is or becomes available to the Agent or such Purchaser on a non-confidential basis from a source other than an Originator, the Servicer, PolyOne or the Seller, and (viii) with the prior written consent of the Servicer, PolyOne or the Seller.

      (c) Subject to clause (a) of this Section 11.05, none of the Servicer, PolyOne or the Seller may disclose to any Person the amount or terms of any fees payable to the Agent or any Purchaser (such information being collectively referred to herein as the "Program Information"), except that the Servicer, PolyOne or the Seller may disclose the Program Information (i) to its and its respective Affiliates' employees, officers, directors, agents and advisors who have a need to know the Program Information in connection with this Agreement and the transactions contemplated hereby or (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process.

      SECTION 11.06. GOVERNING LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 11.07. JURISDICTION, ETC.

      (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United

States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto hereby agrees that service of process in any such action or proceeding may be effected by mailing a summons and complaint to it at its address specified in Section 11.02 by registered mail, return receipt requested, or in any other manner permitted by applicable law. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any other jurisdiction.

      (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      SECTION 11.08. EXECUTION IN COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

      SECTION 11.09. INTENT OF THE PARTIES.

      It is the intention of the parties hereto that each Purchase and reinvestment shall convey to each Owner, to the extent of its Receivable Interests, an undivided ownership interest in the Pool Receivables and the Related Security and Collections in respect thereof and that such transaction shall constitute a purchase and sale and not a secured loan for all purposes other than for federal income tax purposes. If, notwithstanding such intention, the conveyance of the Receivable Interests from the Seller to any Owner shall ever be recharacterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and the Seller hereby grants to the Agent for the benefit of itself, the Issuing Bank and each such Owner a duly perfected first priority security interest in all of the Seller's right, title and interest in, to and under the Pool Receivables and the Related Security and Collections in respect thereof, free and clear of Adverse Claims and Seller also hereby grants to the Agent for the benefit of itself, the Issuing Bank and each Owner a duly perfected first priority security interest in all of the Seller's right, title and interest in, to and under any cash collateral under this Agreement.

      SECTION 11.10. ENTIRE AGREEMENT.

      This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof.

      SECTION 11.11. SEVERABILITY OF PROVISIONS.

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 11.12. NO LIABILITY OF SYNDICATION AGENT.

      The Syndication Agent in its capacity as such shall not have any duties or responsibilities or shall incur any liability under this Agreement or any of the other Transaction Documents.

      SECTION 11.13. WAIVER OF JURY TRIAL.

      EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, THE PURCHASES OR THE ACTIONS OF THE AGENT OR ANY INDEMNIFIED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date above written.

                                             POLYONE FUNDING CORPORATION,
                                             as Seller


                                             By:     /s/ John Rastetter
                                             -----------------------------------
                                             Name:    John Rastetter
                                             Title:   President

                                             Address: 33587 Walker Road
                                                      Avon Lake, Ohio 44012

                                             Attention: Treasurer

                                             Telephone No.: (216) 589-4291
                                             Telecopier No.: (216) 589-4280

                        [RECEIVABLES PURCHASE AGREEMENT]

                                    POLYONE CORPORATION,
                                         as Servicer


                                    By:            /s/ John Rastetter
                                       -----------------------------------------
                                         Name:     John Rastetter
                                         Title:    Treasurer

                                    Address:       33587 Walker Road
                                                   Avon Lake, Ohio  44012

                                    Attention:     Treasurer

                                    Telephone No.:   (216) 589-4291
                                    Telecopier No.:  (216) 589-4280

                        [RECEIVABLES PURCHASE AGREEMENT]

                                     ISSUING BANK

                                     CITIBANK, N.A.,
                                        as Issuing Bank


                                     By:            /s/ David Jaffe
                                        ----------------------------------------
                                          Name:  David Jaffe
                                          Title: Vice President

                                     Address:    388 Greenwich Street
                                                 19th Floor
                                                 New York, New York  10013

                                     Attention:  David Jaffe

                                     Telephone No.:  (212) 816-2329
                                     Telecopier No.: (212) 816-2613

                        [RECEIVABLES PURCHASE AGREEMENT]

                                AGENT


                                CITICORP USA, INC.,
                                     as Agent

                                By:             /s/ David Jaffe
                                   ---------------------------------------------
                                  Name:     David Jaffe
                                  Title:    Vice President

                                Address:    388 Greenwich Street
                                            19th Floor
                                            New York, New York  10013

                                Attention:  David Jaffe

                                Telephone No.:  (212) 816-2329
                                Telecopier No.: (212) 816-2613

                        [RECEIVABLES PURCHASE AGREEMENT]

                                SYNDICATION AGENT

                                NATIONAL CITY COMMERCIAL FINANCE, INC.,
                                     as Syndication Agent


                                By:            /s/ James C. Ritchie
                                   ---------------------------------------------
                                   Name:  James C. Ritchie
                                   Title: Vice President

                                Address:   1965 East 6th Street,
                                           Suite 400
                                           Cleveland, Ohio, 44114

                                Attention: James C. Ritchie

                                Telephone No.:  (216) 222-9918
                                Telecopier No.: (216) 222-9555

                        [RECEIVABLES PURCHASE AGREEMENT]

                                INITIAL PURCHASERS:

                                CITICORP USA, INC.,
                                     as an Initial Purchaser


                                By:             /s/ David Jaffe
                                   ---------------------------------------------
                                   Name:   David Jaffe
                                   Title:  Vice President

                                Address:   388 Greenwich Street
                                           19th Floor
                                           New York, New York  10013

                                Attention: David Jaffe

                                Telephone No.:   (212) 816-2329
                                Telecopier No.:  (212) 816-2613

                                Commitment:      $ 39,500,000.00

                                Percentage
                                Interest:        The quotient, expressed as a
                                                 percentage, obtained by
                                                 dividing the Commitment by
                                                 225,000,000.

                                Initial Capital:   $ 15,161,804.65

                        [RECEIVABLES PURCHASE AGREEMENT]

                               NATIONAL CITY COMMERCIAL FINANCE, INC.,
                                    as an Initial Purchaser


                               By:        /s/ James C. Ritchie
                                  ----------------------------------------------
                                  Name:    James C. Ritchie
                                  Title:   Vice President

                               Address:    1965 East 6th Street,
                                           Suite 400
                                           Cleveland, Ohio, 44114

                               Attention:  James C. Ritchie

                               Telephone No.:    (216) 222-9918
                               Telecopier No.:   (216) 222-9555

                               Commitment:       $ 39,500,000.00

                               Percentage
                               Interest:         The quotient, expressed as a
                                                 percentage, obtained by
                                                 dividing the Commitment by
                                                 225,000,000.

                               Initial Capital:   $ 15,161,804.65

                        [RECEIVABLES PURCHASE AGREEMENT]

                               THE CIT GROUP/BUSINESS CREDIT, INC.,
                                    as an Initial Purchaser

                               By:        /s/ James A. Brennan, Jr.
                                  -------------------------------------------
                                  Name:    James A. Brennan
                                  Title:   Vice President

                               Address:    1211 Avenue of the Americas
                                           New York, New York  10036

                               Attention:  Peter Skavla

                               Telephone No.:  (212) 790-9170
                               Telecopier No.: (212) 536-1295

                               Commitment:      $ 20,000,000.00

                               Percentage
                               Interest:        The quotient, expressed as a
                                                percentage, obtained by dividing
                                                the Commitment by 225,000,000.

                               Initial Capital: $ 7,676,863.11

                        [RECEIVABLES PURCHASE AGREEMENT]

                               FLEET CAPITAL CORPORATION,
                                    as an Initial Purchaser

                               By:          /s/ Michael Kerneklian
                                  ----------------------------------------------
                                  Name:   Michael Kerneklian
                                  Title:  Vice President

                               Address:   1633 Broadway
                                          29th Floor
                                          New York, New York  10019

                               Attention: Michael Kerneklian

                               Telephone No.:  (646) 366-4377
                               Telecopier No.: (646) 366-4395

                               with a copy to:

                               Address:     Fleet Capital Corporation
                                            200 Glastonbury Boulevard
                                            Glastonbury, Connecticut  06033

                               Attention:   Lisa Giampalo,
                                            Senior Documentation Administrator

                               Telephone:   (860) 657-7655
                               Telecopier:  (860) 657-7759

                               Commitment:   $ 20,000,000.00

                               Percentage
                               Interest:     The quotient, expressed as
                                             a percentage, obtained by
                                             dividing the Commitment by
                                             225,000,000.

                               Initial Capital: $ 7,676,863.11

                        [RECEIVABLES PURCHASE AGREEMENT]

                              GMAC COMMERCIAL FINANCE LLC,
                                   as an Initial Purchaser


                              By:          /s/ George Grieco
                                 -----------------------------------------------
                                 Name:   George Grieco
                                 Title:  Director

                              Address:   461 Fifth Avenue
                                         21st Floor
                                         New York, New York  10017

                              Attention: George Grieco,
                                         Director

                              Telephone No.:   (212) 329-1605
                              Telecopier No.:  (212) 489-3980

                              Commitment:      $ 20,000,000.00

                              Percentage
                              Interest:        The quotient, expressed as a
                                               percentage, obtained by dividing
                                               the Commitment by 225,000,000.

                              Initial Capital: $ 7,676,863.11

                        [RECEIVABLES PURCHASE AGREEMENT]

                               MERRILL LYNCH CAPITAL,
                                 a division of Merrill Lynch Business
                                 Financial Services, Inc.,
                                 as an Initial Purchaser


                               By:          /s/ Richard J. Holston
                                 -----------------------------------------------
                                  Name:    Richard Holston
                                  Title:   Vice President

                               Address:    225 Liberty Street
                                           5th Floor
                                           New York, New York  10281

                               Attention:  Tara Wrobel,
                                           Vice President

                               Telephone No.:   (212) 236-1558
                               Telecopier No.:  (212) 236-0048

                               Commitment:      $ 20,000,000.00

                               Percentage
                               Interest:        The quotient, expressed as a
                                                percentage, obtained by dividing
                                                the Commitment by 225,000,000.

                               Initial Capital: $ 7,676,863.11

                        [RECEIVABLES PURCHASE AGREEMENT]

                             LASALLE BUSINESS CREDIT, LLC,
                                  as an Initial Purchaser


                             By:             /s/ Anthony J. Veith
                                ------------------------------------------------
                                Name:   Anthony J. Veith
                                Title:  Senior Vice President

                             Address:   565 Fifth Avenue
                                        27th Floor
                                        New York, New York  10017

                             Attention: Ernest Abati,
                                        First Vice President

                             Telephone No.:   (212) 931-9700
                             Telecopier No.:  (212) 986-4205

                             Commitment:      $ 15,000,000.00

                             Percentage
                             Interest:        The quotient, expressed as a
                                              percentage, obtained by dividing
                                              the Commitment by 225,000,000.

                             Initial Capital: $ 5,757,647.33

                        [RECEIVABLES PURCHASE AGREEMENT]

                             PNC BANK, N.A.,
                                  as an Initial Purchaser


                             By:            /s/ James Cannella
                                ------------------------------------------------
                                Name:   James Cannella
                                Title:  Vice President

                             Address:   1600 Market Street
                                        31st Floor
                                        Philadelphia, Pennsylvania  19103

                             Attention: Jacqueline Mackenzie,
                                        Assistant Vice President

                             Telephone No.:   (215) 585-2056
                             Telecopier No.:  (215) 585-4771

                             Commitment:      $ 15,000,000.00

                             Percentage
                             Interest:        The quotient, expressed as a
                                              percentage, obtained by dividing
                                              the Commitment by 225,000,000.

                             Initial Capital: $ 5,757,647.33

                        [RECEIVABLES PURCHASE AGREEMENT]

                              ORIX FINANCIAL SERVICES, INC.,
                                   as an Initial Purchaser


                              By:           /s/ D. Darby Jones
                                 ----------------------------------------------
                                 Name:   Deedra Darby-Jones
                                 Title:  Vice President

                              Address:   846 East Algonquin Road
                                         Suite 101
                                         Schaumburg, Illinois  60173

                              Attention: Deedra Darby-Jones

                              Telephone No.:  (770) 970-8009
                              Telecopier No.: (770) 970-8059

                                   with a copy to:

                              Address:   ORIX Financial Services, Inc.
                                         600 Townpark Lane
                                         Kennesaw, Georgia  30144

                              Attention: Hal Parkerson, Esq.

                              Telephone No.:  (770) 970-6327
                              Telecopier No.: (770) 970-6827

                              Commitment:      $ 12,000,000.00

                              Percentage
                              Interest:        The quotient, expressed as a
                                               percentage, obtained by dividing
                                               the Commitment by 225,000,000.

                              Initial Capital: $ 4,606,117.87

                        [RECEIVABLES PURCHASE AGREEMENT]

                            U.S. BANK NATIONAL ASSOCIATION,
                                 as an Initial Purchaser


                            By:           /s/ Donald K. Mitchell
                               -------------------------------------------------
                                 Name:  Donald K. Mitchell
                                 Title: Vice President

                            Address:    U.S. Bank Business Credit
                                        425 Walnut Street
                                        14th Floor
                                        CN-OH-W14S
                                        Cincinnati, Ohio  45202

                            Attention:  Donald K. Mitchell

                            Telephone No.:   (513) 632-3274
                            Telecopier No.:  (513) 632-2040

                            Commitment:      $ 12,000,000.00

                            Percentage
                            Interest:        The quotient, expressed as a
                                             percentage, obtained by dividing
                                             the Commitment by 225,000,000.

                            Initial Capital: $ 4,606,117.87

                        [RECEIVABLES PURCHASE AGREEMENT]

                              WHITEHALL BUSINESS CREDIT CORPORATION,
                              as an Initial Purchaser


                              By:       /s/ Joseph A. Klapkowski
                                 ---------------------------------------------
                                Name:   Joseph A. Klapkowski
                                Title:  Vice President and Authorized Signatory

                              Address:  One State Street
                                        New York, New York 10004

                              Attention: Joseph A. Klapkowski,
                                         Vice President

                              Telephone No.:   (212) 806-4522
                              Telecopier No.:  (212) 806-4510

                              Commitment:      $ 12,000,000.00

                              Percentage       Interest: The quotient, expressed
                                               as a percentage, obtained by
                                               dividing the Commitment by
                                               225,000,000.

                              Initial Capital: $ 4,606,117.87


                        [RECEIVABLES PURCHASE AGREEMENT]